UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

VENTYX BIOSCIENCES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

12790 El Camino Real, Suite 200

San Diego, CA 92130

(760) 407-6511

Dear Fellow Stockholders:

We are pleased to invite you to attend the 2025 annual meeting of stockholders of Ventyx Biosciences, Inc., to be held on Wednesday, June 4, 2025 at 10:00 am, Pacific Time. The annual meeting will be held via a virtual format and you will be able to attend the annual meeting by visiting www.proxydocs.com/VTYX, where you will be able to listen to the meeting live and vote online.

The attached formal meeting notice and proxy statement contain details of the business to be conducted at the annual meeting.

Your vote is important. Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the annual meeting. Therefore, we urge you to vote and submit your proxy promptly via the Internet, telephone or mail.

On behalf of our Board of Directors, we would like to express our appreciation for your continued support of and interest in Ventyx.

Sincerely,

Raju Mohan, Ph.D.

Chief Executive Officer, President and Director

VENTYX BIOSCIENCES, INC.

12790 El Camino Real, Suite 200

San Diego, California 92130

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 am, Pacific Time, on Wednesday, June 4, 2025

Place

The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting https://www.proxydocs.com/VTYX, where you will be able to listen to the meeting live and vote online during the meeting.

Items of Business	• To elect two Class I directors to hold office until our 2028 annual meeting of stockholders and until their respective successors are elected and qualified.

• To approve, on an advisory basis, the compensation of the named executive officers identified in the 2024 Summary Compensation Table in the “Executive Compensation” section of the proxy statement (the “Say-on-Pay Vote”).

• To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

• To transact other business that may properly come before the annual meeting or any adjournments, postponements or continuations thereof.

Record Date	The close of business on April 10, 2025

Only stockholders of record as of the close of business on April 10, 2025 are entitled to notice of and to vote at the annual meeting.

Availability of Proxy Materials

The Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement, notice of annual meeting, form of proxy and our annual report, is first being sent or given on April 23, 2025 to all stockholders entitled to vote at the annual meeting.

The proxy materials and our annual report can be accessed as of April 23, 2025 by visiting https://www.proxydocs.com/VTYX.

Voting	Your vote is important. Whether or not you plan to attend the annual meeting, we urge you to submit your proxy or voting instructions via the Internet, telephone or mail as soon as possible.

By order of the Board of Directors,

Raju Mohan, Ph.D.
Chief Executive Officer, President and Director
San Diego, California
April 23, 2025

i

VENTYX BIOSCIENCES, INC.

PROXY STATEMENT

FOR 2025 ANNUAL MEETING OF STOCKHOLDERS

To be held at 10:00 am, Pacific Time, on Wednesday, June 4, 2025

The information provided in the “question and answer” format below is for your convenience only and is merely a summary of the information contained in this proxy statement. You should read this entire proxy statement carefully before voting your shares.

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Why am I receiving these materials?

This proxy statement and the form of proxy are furnished in connection with the solicitation of proxies by our board of directors for use at the 2025 annual meeting of stockholders of Ventyx Biosciences, Inc., a Delaware corporation, and any postponements, adjournments or continuations thereof. The annual meeting will be held on Wednesday, June 4, 2025 at 10:00 am, Pacific Time. The annual meeting will be conducted virtually via live audio webcast. You will be able to attend the annual meeting virtually by visiting https://www.proxydocs.com/VTYX, where you will be able to listen to the meeting live and vote online during the meeting.

The Notice of Internet Availability of Proxy Materials, or Notice of Internet Availability, containing instructions on how to access this proxy statement, the accompanying notice of annual meeting and form of proxy, and our annual report, is first being sent or given on April 23, 2025 to all stockholders of record as of the close of business on April 10, 2025. The proxy materials and our annual report can be accessed as of April 23, 2025 by visiting https://www.proxydocs.com/VTYX. If you receive a Notice of Internet Availability, then you will not receive a printed copy of the proxy materials or our annual report in the mail unless you specifically request these materials. Instructions for requesting a printed copy of the proxy materials and our annual report are set forth in the Notice of Internet Availability.

What proposals will be voted on at the annual meeting?

The following proposals will be voted on at the annual meeting:

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the election of two (2) Class I directors to hold office until our 2028 annual meeting of stockholders and until their respective successors are elected and qualified;
•
the approval, on an advisory basis, of the compensation of the named executive officers identified in the 2024 Summary Compensation Table in the “Executive Compensation” section of the proxy statement (the “Say-on-Pay Vote”); and
•
the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

As of the date of this proxy statement, our management and board of directors were not aware of any other matters to be presented at the annual meeting.

How does the board of directors recommend that I vote on these proposals?

Our board of directors recommends that you vote your shares:

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“FOR” the election of each Class I director nominee named in this proxy statement;
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“FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement; and
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“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

Who is entitled to vote at the annual meeting?

Holders of our common stock as of the close of business on April 10, 2025, the record date for the annual meeting, may vote at the annual meeting. As of the record date, there were 71,161,201 shares of our common stock outstanding. Each share of common stock is entitled to one vote on each matter properly brought before the annual meeting. Stockholders are not permitted to cumulate votes with respect to the election of directors.

Stockholders of Record. If your shares are registered directly in your name with our transfer agent, Equiniti Trust Company, LLC, then you are considered the stockholder of record with respect to those shares, and the Notice of Internet Availability was sent directly to you by us. As a stockholder of record, you have the right to grant your voting proxy directly to the individuals listed on the proxy card or to vote on your own behalf at the annual meeting. Throughout this proxy statement, we refer to these holders as “stockholders of record.”

Street Name Stockholders. If your shares are held in a brokerage account or by a broker, bank or other nominee, then you are considered the beneficial owner of shares held in street name, and the Notice of Internet Availability was forwarded to you by your broker, bank or other nominee. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares held in your account by following the instructions that your broker, bank or other nominee sent to you. Throughout this proxy statement, we refer to these holders as “street name stockholders.”

Is there a list of registered stockholders entitled to vote at the annual meeting?

A list of registered stockholders entitled to vote at the annual meeting will be made available for examination by any stockholder for any purpose germane to the meeting for a period of at least ten days prior to the meeting between the hours of 9:00 a.m. and 4:30 p.m., Pacific Time, at our principal executive offices located at 12790 El Camino Real, Suite 200, San Diego, CA 92130 by contacting our corporate secretary.

How many votes are needed for approval of each proposal?

•
Proposal No. 1: Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote on the election of directors. A plurality means that the nominees with the largest number of FOR votes are elected as directors. With respect to each director nominee, you may (1) vote FOR the election of such director nominee or (2) WITHHOLD the authority to vote for the election of such nominee. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.
•
Proposal No. 2: To approve, on an advisory basis, the compensation awarded to our named executive officers for the year ended December 31, 2024, requires an affirmative FOR vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. You may vote FOR, AGAINST or ABSTAIN. If you ABSTAIN from voting on Proposal No. 2, the abstention will have the same effect as a vote AGAINST the proposal. Broker non-votes will have no effect on the outcome of this proposal.
•
Proposal No. 3: The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. You may vote FOR or AGAINST this proposal, or you may indicate that you wish to ABSTAIN from voting on this proposal. Abstentions will be counted for purposes of determining the presence or absence of a quorum and will also count as votes against this proposal, i.e., will have the same effect as a vote AGAINST this proposal.

What is the quorum requirement for the annual meeting?

A quorum is the minimum number of shares required to be present or represented at the annual meeting for the meeting to be properly held under our amended and restated bylaws and Delaware law. The presence, in person (including virtually) or by proxy, of a majority of the voting power of our capital stock issued and outstanding and entitled to vote will constitute a quorum to transact business at the annual meeting. Abstentions, choosing to withhold authority to vote and broker non-votes are counted as present and entitled to vote for purposes of determining a quorum. If there is no quorum, the chairperson of the meeting may adjourn the meeting to another time or place.

How do I vote and what are the voting deadlines?

Stockholder of Record. If you are a stockholder of record, you may vote in one of the following ways:

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by Internet at https://www.proxydocs.com/VTYX, 24 hours a day, 7 days a week, until 11:59 pm, Eastern time, on June 3, 2025 (have your Notice of Internet Availability or proxy card (if you received printed proxy materials) in hand when you visit the website);
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by toll-free telephone at 866-839-0208, 24 hours a day, 7 days a week, until 11:59 pm, Eastern time, on June 3, 2025 (have your Notice of Internet Availability or proxy card (if you received printed proxy materials) in hand when you call);
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by completing, signing and mailing your proxy card (if you received printed proxy materials), which must be received prior to the annual meeting; or
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by attending the annual meeting virtually by visiting https://www.proxydocs.com/VTYX, where you may vote during the meeting (have your Notice of Internet Availability or proxy card (if you received printed proxy materials) in hand when you visit the website).

Street Name Stockholders. If you are a street name stockholder, then you will receive voting instructions from your broker, bank or other nominee. The availability of Internet and telephone voting options will depend on the voting process of your broker, bank or other nominee. We therefore recommend that you follow the voting instructions in the materials you receive. If your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the proxyvote.com website, then you may vote those shares at the annual meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, you may not vote your shares at the annual meeting unless you obtain a legal proxy from your broker, bank or other nominee.

What if I do not specify how my shares are to be voted or fail to provide timely directions to my broker, bank or other nominee?

Stockholder of Record. If you are a stockholder of record and you submit a proxy, but you do not provide voting instructions, your shares will be voted:

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“FOR” the election of each Class I director nominee named in this proxy statement;
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“FOR” the approval, on an advisory basis, of the compensation of our named executive officers as disclosed in this proxy statement; and
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“FOR” the ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025.

In addition, if any other matters are properly brought before the annual meeting, the persons named as proxies will be authorized to vote or otherwise act on those matters in accordance with their judgment.

Street Name Stockholders. Brokers, banks and other nominees holding shares of common stock in street name for customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker, bank or other nominee will have discretion to vote your shares on our sole routine matter: the proposal to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Your broker, bank or other nominee will not have discretion to vote on any other proposals, which are considered non-routine matters, absent direction from you. In the event that your broker, bank or other nominee votes your shares on our sole routine matter, but is not able to vote your shares on the non-routine matters, then those shares will be treated as broker non-votes with respect to the non-routine proposals. Accordingly, if you own shares through a nominee, such as a broker or bank, please be sure to instruct your nominee how to vote to ensure that your shares are counted on each of the proposals.

Can I change my vote or revoke my proxy?

Stockholder of Record. If you are a stockholder of record, you can change your vote or revoke your proxy before the annual meeting by:

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entering a new vote by Internet or telephone (subject to the applicable deadlines for each method as set forth above);

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completing and returning a later-dated proxy card, which must be received prior to the annual meeting;
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delivering a written notice of revocation to our corporate secretary at Ventyx Biosciences, Inc., 12790 El Camino Real, Suite 200, San Diego, CA 92130, Attention: Corporate Secretary, which must be received prior to the annual meeting; or
•
attending and voting at the annual meeting (although attendance at the annual meeting will not, by itself, revoke a proxy).

Street Name Stockholders. If you are a street name stockholder, then your broker, bank or other nominee can provide you with instructions on how to change or revoke your proxy.

What do I need to do to attend the annual meeting?

We will be hosting the annual meeting via live audio webcast only.

Stockholder of Record. If you were a stockholder of record as of the record date, then you may attend the annual meeting virtually, and will be able to vote your shares electronically during the meeting by visiting https://www.proxydocs.com/VTYX. To attend and participate in the annual meeting, you will need the control number included on your Notice of Internet Availability or proxy card. The annual meeting live audio webcast will begin promptly at 10:00 am, Pacific Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:30 am, Pacific Time, and you should allow ample time for the check-in procedures.

Street Name Stockholders. If you were a street name stockholder as of the record date and your voting instruction form or notice of internet availability of proxy materials indicates that you may vote your shares through the proxyvote.com website, then you may access and participate in the annual meeting with the control number indicated on that voting instruction form or notice of internet availability of proxy materials. Otherwise, street name stockholders should contact their bank, broker or other nominee and obtain a legal proxy in order to be able to attend and participate in the annual meeting.

How can I get help if I have trouble checking in or listening to the annual meeting online?

If you encounter difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on the virtual meeting log-in page.

What is the effect of giving a proxy?

Proxies are solicited by and on behalf of our board of directors. Raju Mohan, Ph.D., our Chief Executive Officer and President, and Roy M. Gonzales, C.P.A., M.B.A, our Senior Vice President, Finance, have been designated as proxy holders for the annual meeting by our board of directors. When proxies are properly dated, executed and returned, the shares represented by such proxies will be voted at the annual meeting in accordance with the instructions of the stockholder. If the proxy is dated and signed, but no specific instructions are given, however, the shares will be voted in accordance with the recommendations of our board of directors on the proposals as described above. If any other matters are properly brought before the annual meeting, then the proxy holders will use their own judgment to determine how to vote your shares. If the annual meeting is postponed, continued or adjourned, then the proxy holders can vote your shares on the new meeting date, unless you have properly revoked your proxy, as described above.

Who will count the votes?

A representative of Mediant will tabulate the votes and act as inspector of election.

How can I contact Ventyx’s transfer agent?

You may contact our transfer agent, Equiniti Trust Company, LLC, by telephone at 718-921-8200, or by Equiniti Trust Company, LLC, at 55 Challenger Road, 2nd Floor, Ridgefield Park, NJ 07660. You may also access instructions with respect to certain stockholder matters (e.g., change of address) via the Internet at https://equiniti.com/us/ast-access/.

How are proxies solicited for the annual meeting and who is paying for such solicitation?

Our board of directors is soliciting proxies for use at the annual meeting by means of the proxy materials. We will bear the entire cost of proxy solicitation, including the preparation, assembly, printing, mailing and distribution of the proxy materials. Copies of solicitation materials will also be made available upon request to brokers, banks and other nominees to forward to the beneficial owners of the shares held of record by such brokers, banks or other nominees. The original solicitation of proxies may be supplemented by solicitation by telephone, electronic communications or other means by our directors, officers or employees. No additional compensation will be paid to these individuals for any such services, although we may reimburse such individuals for their reasonable out-of-pocket expenses in connection with such solicitation.

Where can I find the voting results of the annual meeting?

We will disclose voting results on a Current Report on Form 8-K that we will file with the U.S. Securities and Exchange Commission, or SEC, within four business days after the meeting. If final voting results are not available to us in time to file a Form 8-K, we will file a Form 8-K to publish preliminary results and will provide the final results in an amendment to the Form 8-K as soon as they become available.

Why did I receive a Notice of Internet Availability instead of a full set of proxy materials?

In accordance with the rules of the SEC we have elected to furnish our proxy materials, including this proxy statement and our annual report, primarily via the Internet. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of a paper copy of the proxy materials. The Notice of Internet Availability contains instructions on how to access our proxy materials on the Internet, how to vote on the proposals, how to request printed copies of the proxy materials and our annual report, and how to request to receive all future proxy materials in printed form by mail or electronically by e-mail. We encourage stockholders to take advantage of the availability of the proxy materials on the Internet to help reduce our costs and the environmental impact of our annual meetings.

What does it mean if I receive more than one Notice of Internet Availability or more than one set of printed proxy materials?

If you receive more than one Notice of Internet Availability or more than one set of printed proxy materials, then your shares may be registered in more than one name and/or are registered in different accounts. Please follow the voting instructions on each Notice of Internet Availability or each set of printed proxy materials, as applicable, to ensure that all of your shares are voted.

I share an address with another stockholder, and we received only one copy of the Notice of Internet Availability or proxy statement and annual report. How may I obtain an additional copy of the Notice of Internet Availability or proxy statement and annual report?

We have adopted a procedure approved by the SEC called “householding,” under which we can deliver a single copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to multiple stockholders who share the same address unless we receive contrary instructions from one or more stockholders. This procedure reduces our printing and mailing costs. Stockholders who participate in householding will continue to be able to access and receive separate proxy cards. Upon written or oral request, we will deliver promptly a separate copy of the Notice of Internet Availability and, if applicable, the proxy statement and annual report, to any stockholder at a shared address to which we delivered a single copy of these documents. To receive a separate copy, or, if you are receiving multiple copies, to request that we only send a single copy of next year’s Notice of Internet Availability or proxy statement and annual report, as applicable, you may contact us as follows:

Ventyx Biosciences, Inc.

Attention: Investor Relations

12790 El Camino Real, Suite 200

San Diego, CA 92130

Tel: (760) 407-6511

Street name stockholders may contact their broker, bank or other nominee to request information about householding.

What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

If a stockholder would like us to consider including a proposal in our proxy statement for our 2026 annual meeting pursuant to Rule 14a-8 of the Exchange Act, then the proposal must be received by our corporate secretary at our principal executive offices on or before December 24, 2025. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 and Rule 14a-19 under the

Exchange Act regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Ventyx Biosciences, Inc.

Attention: Corporate Secretary

12790 El Camino Real, Suite 200

San Diego, CA 92130

Our amended and restated bylaws also establish an advance notice procedure for stockholders who wish to present a proposal or nominate a director at an annual meeting, but do not seek to include the proposal or director nominee in our proxy statement. In order to be properly brought before our 2026 annual meeting, the stockholder must provide timely written notice to our corporate secretary, at our principal executive offices, and any such proposal or nomination must constitute a proper matter for stockholder action. The written notice must contain the information specified in our amended and restated bylaws. To be timely, a stockholder’s written notice must be received by our corporate secretary at our principal executive offices:

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no earlier than 8:00 a.m., Pacific Time, on February 4, 2026, and
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no later than 5:00 p.m., Pacific Time, on March 6, 2026.

In the event that we hold our 2026 annual meeting more than 25 days from the one-year anniversary of this year’s annual meeting, then such written notice must be received by our corporate secretary at our principal executive offices:

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no earlier than 8:00 a.m., Pacific Time, on the 120th day prior to the day of our 2026 annual meeting, and
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no later than 5:00 p.m., Pacific Time, on the later of the 90th day prior to the day of the annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of the annual meeting is first made by us.

If a stockholder who has notified us of such stockholder’s intention to present a proposal or nomination at an annual meeting of stockholders does not appear to present such stockholder’s proposal or nomination at such annual meeting, then we are not required to present the proposal or nomination, as applicable, for a vote at such annual meeting.

Availability of Bylaws

A copy of our amended and restated bylaws may be obtained by accessing our filings on the SEC’s website at www.sec.gov. You may also contact our corporate secretary at our principal executive offices for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Composition of the Board

Our board of directors currently consists of six (6) directors, four (4) of whom are independent under the listing standards of The Nasdaq Stock Market LLC, or Nasdaq. Our board of directors is divided into three classes with staggered three-year terms. Thus, at each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the class whose term is then expiring.

The following table sets forth the names, ages as of April 10, 2025, and certain other information for each of our directors and director nominees:

Name	Class	Age	Position(s)	Director Since	Current Term Expires	Expiration of Term for Which Nominated
Nominees for Director
Somasundaram Subramaniam, M.B.A.(1)(2)	I	70	Director	2018	2025	2028
Sheila Gujrathi, M.D.	I	54	Director and Executive Chairperson	2021	2025	2028
Continuing Directors
Raju Mohan, Ph.D.	II	68	Chief Executive Officer, President and Director	2018	2026	—
William White, J.D., M.P.P.(3)	II	52	Director	2021	2026	—
Onaiza Cadoret-Manier, M.B.A.(2)(3)	III	61	Director	2022	2027	—
Allison Hulme, Ph.D.(1)(3)	III	62	Director	2022	2027	—

(1)
Member of compensation committee
(2)
Member of nominating and corporate governance committee
(3)
Member of audit committee

Nominees for Director

Somasundaram Subramaniam, M.B.A. Mr. Subramaniam has served as a member of our board of directors since its founding. Mr. Subramaniam is a co-founder and managing partner of New Science Ventures, a venture capital firm. From 2010 to 2018, Mr. Subramaniam served on the board of directors of iCAD, a publicly-held medical device company. He also serves and has served on the board of several of NSV’s portfolio companies, including Resolve Therapeutics, Inc. since May 2011 and Biomodal (fka Cambridge Epigentix) from October 2014 to February 2023. Prior to co-founding New Science Ventures in 2004, Mr. Subramaniam was a director at McKinsey & Co., a global consulting firm. Mr. Subramaniam received a B. Tech from the Indian Institute of Technology in India and an M.B.A. from Harvard Business School.

We believe Mr. Subramaniam is qualified to serve on our board of directors because of his prior board experience and extensive experience investing in the healthcare sector.

Sheila Gujrathi, M.D. Dr. Gujrathi has served as member of our board of directors since May 2021. Dr. Gujrathi currently serves on the board of directors of ADARx Pharmaceuticals, Inc., ImmPACT Bio USA Inc., Janux Therapeutics Inc., Lila Biologics, Inc., Generian Pharma, Inc., Prana Therapies, Inc., and Gale Therapeutics, Inc. Dr. Gujrathi previously co-founded Gossamer Bio, Inc. in January 2018 and served as President and Chief Executive Officer from July 2018 to November 2020. Prior to founding Gossamer Bio, Dr. Gujrathi served as Chief Medical Officer of Receptos, Inc. from June 2011 until the company’s acquisition by Celgene Corporation in August 2015. Prior to joining Receptos, she was Vice President of the Global Clinical Research Group in Immunology at Bristol-Myers Squibb from 2008 to 2011. Dr. Gujrathi also worked at Genentech, Inc. from 2002 to 2008 where she held roles of increasing responsibility in the Immunology, Tissue Growth and Repair clinical development group, and served as the Avastin Franchise Team Leader. From 1999 to 2002, Dr. Gujrathi was a management consultant at McKinsey & Company in the healthcare practice where she provided strategic advice on a variety of projects in the healthcare and pharmaceutical industry. Dr. Gujrathi received her B.S. with highest distinction in Biomedical Engineering and her M.D. from Northwestern University in their accelerated Honors Program in Medical Education. She completed her Internal Medicine Internship and Residency at Brigham and Women’s Hospital, Harvard Medical School. She received additional training at University of California, San Francisco and Stanford University in their Allergy and Immunology Fellowship Program.

We believe Dr. Gujrathi’s is qualified to serve on our board of directors because of her extensive service as director and officer of multiple biotechnology companies.

Continuing Directors

Onaiza Cadoret-Manier, M.B.A., Ms. Cadoret-Manier has served as member of our board of directors since January 2023. Ms. Cadoret-Manier currently serves as the Chief Executive Officer of a private biotechnology company and an advisor to Ionis Pharmaceuticals. Ms. Cadoret-Manier previously served as Executive Vice President, Chief Global Product Strategy and Operations officer at Ionis Pharmaceuticals. Prior to Ionis, she served as the Chief Commercial Officer for Grail Biosciences. Prior to Grail, she served as Vice President of the immunology franchise at Genentech. Ms. Cadoret-Manier also has held multiple senior management positions overseeing corporate strategy, alliances and marketing and sales for Genentech, Pfizer and Amylin Pharmaceuticals. Ms. Cadoret-Manier currently serves on the board of Ardelyx. Ms. Cadoret-Manier has an M.B.A. from the University of Chicago and a bachelor’s degree in economics and accounting from Queens College of City University of New York.

We believe that Ms. Cadoret-Manier is qualified to serve on our board of directors because of her clinical and biotechnology industry experience.

Allison Hulme, Ph.D. Dr. Hulme has served as member of our board of directors since January 2023. Dr. Hulme currently serves as Chief Executive Officer, President and a board member of Aeovian Pharmaceuticals. Prior to this, she served as Chief Operating Officer, Head of Research and Development and a board member at Sophiris Bio. Prior to joining Sophiris, Dr. Hulme served as the Executive Vice President and Head of Global Development at Elan Corporation. Before Elan, Dr. Hulme held several positions in clinical research at Glaxo Wellcome Pharmaceuticals and was a lecturer in biological sciences at University of Bedfordshire. Dr. Hulme holds a Ph.D. in Biotechnology from Cranfield Institute of Technology and a Bachelor of Science in Combined Sciences from Luton University in 1985.

We believe that Dr. Hulme is qualified to serve on our board of directors because of her clinical and biotechnology industry experience and her service on the boards of other biopharmaceutical companies.

Raju Mohan, Ph.D. Dr. Mohan founded the Company and has served as our Chief Executive Officer and as a member of our board of directors since the Company’s inception in November 2018. Dr. Mohan has also served as our President since November 2023. Dr. Mohan is also a director and has served as the Chief Executive Officer of Escalier Biosciences B.V. and Vimalan Biosciences, Inc. since December 2016 and October 2017, respectively, and as a Partner and Scientific Advisor at New Science Ventures since 2017. Dr. Mohan previously founded Akarna Therapeutics in October 2014 and served as its chief executive officer from its founding until it was acquired by Allergan in September 2016. In addition, Dr. Mohan founded Oppilan Pharma Ltd. in May 2015 (acquired by us in February 2021), Zomagen Biosciences Ltd. in July 2018 (acquired by us in February 2021) and Vimalan Biosciences in October 2017, all immunology-focused specialty pharmaceutical companies. From 2006 to 2011, Dr. Mohan served as Vice President and head of the San Diego site for Exelixis, Inc. From 2004 to 2006, Dr. Mohan served as Vice President of Chemistry at X-Ceptor Therapeutics (acquired by Exelixis). Dr. Mohan started his pharmaceutical career at Berlex Biosciences in 1987, a subsidiary of Bayer/Schering AG. Dr. Mohan received a Ph.D. in Chemistry from the University of Illinois, Urbana-Champaign and a master’s degree from the Indian Institute of Technology.

We believe Dr. Mohan is qualified to serve on our board of directors because of his experience as our Chief Executive Officer, his clinical and biotechnology industry experience and his experience investing in the healthcare sector.

William White, J.D., M.P.P. Mr. White has served as a member of our board of directors since May 2021. Since April 2019, Mr. White has served as chief financial officer and head of corporate development and treasurer of Akero Therapeutics. From September 2017 to March 2019, Mr. White served as a managing director and head of US life sciences investment banking at Deutsche Bank. From May 2006 to September 2017, Mr. White was a managing director in healthcare investment banking at Citigroup. From November 2000 to March 2006, Mr. White served as an associate and vice president in healthcare investment banking at Goldman, Sachs & Co. Mr. White currently serves on the board of directors of Disc Medicine, Inc., a publicly-traded hematology company (NASDAQ: IRON). Mr. White received an A.B. from Princeton University, an M.P.P. from Harvard University and a J.D. from Columbia University.

We believe Mr. White is qualified to serve on our board of directors because of his extensive financial leadership in the life sciences industry and in health care investment banking.

Director Independence

Our common stock is listed on Nasdaq. As a company listed on Nasdaq, we are required under Nasdaq listing rules to maintain a board comprised of a majority of independent directors as determined affirmatively by our board. Under Nasdaq listing rules, a director will only qualify as an independent director if, in the opinion of that listed company’s board of directors, the director does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In addition, the Nasdaq listing rules require that, subject to specified exceptions, each member of our audit, compensation and nominating and corporate governance committees be independent.

Audit committee members must also satisfy the additional independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and Nasdaq listing rules applicable to audit committee members. Compensation committee members must also satisfy the additional independence criteria set forth in Nasdaq listing rules applicable to compensation committee members.

Our board of directors has undertaken a review of the independence of each of our directors. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Dr. Hulme, Ms. Cadoret-Manier, Mr. Subramaniam, and Mr. White, representing four of our six directors, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is an “independent director” as defined under the listing standards of Nasdaq. Raju Mohan, Ph.D. is not considered an independent director because of his position as our Chief Executive Officer and President. Sheila Gujrathi, M.D. is not considered an independent director because of the services she provides to the company as Executive Chairperson.

In making these determinations, our board of directors considered the current and prior relationships that each non-employee director has with our company and all other facts and circumstances that our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director, and the transactions involving them described in the section titled “Related Person Transactions.”

There are no family relationships among any of our directors, director nominees or executive officers.

Board Leadership Structure

Our corporate governance framework provides our board flexibility to determine the appropriate leadership structure for the company, and whether the roles of chairperson and chief executive officer should be separated or combined. In making this determination, our board considers many factors, including the needs of the business, our board’s assessment of its leadership needs from time to time and the best interests of our stockholders.

Our board believes that it is currently appropriate to separate the roles of chairperson and chief executive officer. The chief executive officer is responsible for day-to-day leadership, while our chairperson ensures that our board’s time and attention is focused on providing independent oversight of management and matters critical to our company. The board believes that Dr. Gujrathi’s deep knowledge of the company and industry, as well as strong leadership and governance experience, enable Dr. Gujrathi to lead our board effectively.

Role of Board in Risk Oversight Process

Risk is inherent with every business, and we face a number of risks, including strategic, financial, business and operational, legal and compliance and reputational. We have designed and implemented processes to manage risk in our operations. Management is responsible for the day-to-day management of risks the company faces, while our board of directors, as a whole and assisted by its committees, has responsibility for the oversight of risk management. Our board reviews strategic and operational risk in the context of discussions, question and answer sessions, and reports from the management team at each regular board meeting, receives reports on all significant committee activities at each regular board meeting, and evaluates the risks inherent in significant transactions.

In addition, our board has tasked designated standing committees with oversight of certain categories of risk management. Our audit committee assists our board in fulfilling its oversight responsibilities with respect to risk management in the areas of internal control over financial reporting and disclosure controls and procedures, legal and regulatory compliance, cybersecurity, and also, among other things, discusses with management and the independent auditor guidelines and policies with respect to risk assessment and risk management. Our compensation committee assesses risks relating to our executive compensation plans and arrangements, and whether our compensation policies and programs have the potential to encourage excessive risk taking. Our nominating and corporate governance committee assesses risks relating to our corporate governance practices, the independence of the board and potential conflicts of interest.

Our board of directors believes its current leadership structure supports the risk oversight function of the board.

Board Committees

Our board of directors has established the following standing committees of the board: audit committee; compensation committee; and nominating and corporate governance committee. The composition and responsibilities of each of the committees of our board of directors is described below.

Audit Committee

The current members of our audit committee are Mr. White, Ms. Cadoret-Manier, and Dr. Hulme. Mr. White is the chairperson of our audit committee. Our board of directors has determined that each member of our audit committee meets the requirements for independence of audit committee members under the rules and regulations of the SEC and the listing standards of Nasdaq, and also meets the financial literacy requirements of the listing standards of Nasdaq. Our board of directors has determined that Mr. White is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K. Our audit committee is responsible for, among other things:

•
selecting, retaining, compensating, evaluating, overseeing and, where appropriate, terminating our independent registered public accounting firm;
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reviewing and approving the scope and plans for the audits and the audit fees and approving all non-audit and tax services to be performed by the independent auditor;
•
evaluating the independence and qualifications of our independent registered public accounting firm;
•
reviewing our financial statements, and discussing with management and our independent registered public accounting firm the results of the annual audit and the quarterly reviews;
•
reviewing and discussing with management and our independent registered public accounting firm the quality and adequacy of our internal controls and our disclosure controls and procedures;
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discussing with management our procedures regarding the presentation of our financial information, and reviewing earnings press releases and guidance;
•
overseeing the design, implementation and performance of our internal audit function, if any;
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setting hiring policies with regard to the hiring of employees and former employees of our independent auditor and overseeing compliance with such policies;
•
reviewing, approving and monitoring related party transactions;
•
adopting and overseeing procedures to address complaints regarding accounting, internal accounting controls and auditing matters, including confidential, anonymous submissions by our employees of concerns regarding questionable accounting or auditing matters;
•
reviewing and discussing with management and our independent auditor the adequacy and effectiveness of our legal, regulatory and ethical compliance programs; and
•
reviewing and discussing with management and our independent auditor our guidelines and policies to identify, monitor and address enterprise risks, including those risks related to cybersecurity.

Our audit committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our audit committee is available on our website at https://ir.ventyxbio.com/corporate-governance/documents-and-charters. During 2024, our audit committee held four meetings.

Compensation Committee

The current members of our compensation committee are Mr. Subramaniam and Dr. Hulme. Mr. Subramaniam is the chairperson of our compensation committee. Our board of directors has determined that each member of our compensation committee meets the requirements for independence for compensation committee members under the rules and regulations of the SEC and the listing standards of Nasdaq. Each member of the compensation committee is also a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Exchange Act. Our compensation committee is responsible for, among other things:

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reviewing, approving or making recommendations to our board of directors regarding the compensation for our executive officers, including our chief executive officer;
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reviewing, approving and administering our employee benefit and equity incentive plans;
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establishing and reviewing the compensation plans and programs of our employees, and ensuring that they are consistent with our general compensation strategy;
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approving or making recommendations to our board of directors regarding the creation or revision of any clawback policy; and
•
making recommendations to our board of directors regarding non-employee director compensation.

Our compensation committee operates under a written charter that satisfies the applicable rules and regulations of the SEC and the listing standards of Nasdaq. A copy of the charter of our compensation committee is available on our website at https://ir.ventyxbio.com/corporate-governance/documents-and-charters. During 2024, our compensation committee held four meetings.

Nominating and Corporate Governance Committee

The current members of our nominating and corporate governance committee are Ms. Cadoret-Manier and Mr. Subramaniam. Ms. Cadoret-Manier is the chairperson of our nominating and corporate governance committee. Our board of directors has determined that each member of our nominating and corporate governance committee meets the requirements for independence for nominating and corporate governance committee members under the listing standards of Nasdaq. Our nominating and corporate governance committee is responsible for, among other things:

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reviewing and assessing and making recommendations to our board of directors regarding desired qualifications, expertise and characteristics sought of board members;
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identifying, evaluating, selecting or making recommendations to our board of directors regarding nominees for election to our board of directors;
•
developing policies and procedures for considering stockholder nominees for election to our board of directors;
•
reviewing our succession planning process for our chief executive officer and any other members of our executive management team;
•
reviewing and making recommendations to our board of directors regarding the composition, organization and governance our board of directors and its committees;
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reviewing and making recommendations to our board directors regarding our corporate governance guidelines and corporate governance framework;
•
overseeing director orientation for new directors and continuing education for our directors;
•
overseeing the evaluation of the performance of our board of directors and its committees;
•
reviewing and monitoring compliance with our code of business conduct and ethics, and reviewing conflicts of interest of our board members and officers other than related party transactions reviewed by our audit committee; and

•
administering policies and procedures for communications with the non-management members of our board of directors.

Our nominating and corporate governance committee operates under a written charter that satisfies the applicable listing standards of Nasdaq. A copy of the charter of our nominating and corporate governance committee is available on our website at https://ir.ventyxbio.com/corporate-governance/documents-and-charters. During 2024, our nominating and corporate governance committee held one meeting.

Attendance at Board and Stockholder Meetings

During our fiscal year ended December 31, 2024, our board of directors held six (6) meetings (including regularly scheduled and special meetings), and each director attended at least 75% of the aggregate of (1) the total number of meetings of the board of directors held during the period for which such director has been a director and (2) the total number of meetings held by all committees on which such director served during the periods that such director served.

Although we do not have a formal policy regarding attendance by members of our board of directors at the annual meetings of stockholders, we encourage, but do not require, directors to attend. Last year, one of our directors attended the 2024 Annual Meeting of Stockholders.

Executive Sessions of Non-Employee Directors

To encourage and enhance communication among non-employee directors, and as required under applicable Nasdaq rules, our corporate governance guidelines provide that the non-employee directors will meet in executive sessions without management directors or management present on a periodic basis. In addition, if any of our non-employee directors are not independent directors, then our independent directors will also meet in executive session on a periodic basis.

Compensation Committee Interlocks and Insider Participation

The current members of our compensation committee are Mr. Subramaniam and Dr. Hulme. During 2024, the members of our compensation committee were Mr. Subramaniam and Dr. Hulme. None of the members of our compensation committee during the fiscal year ended December 31, 2024, or as the date of this proxy statement, is or has been an officer or employee of our company, nor has any member of our compensation committee had any relationship with our company requiring further disclosure. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more executive officers serving on our board of directors or compensation committee. See “Related Person Transactions” for more information regarding certain transactions involving members of our compensation committee and/or their affiliates requiring disclosure under Item 404 of Regulation S-K.

Considerations in Evaluating Director Nominees

Our nominating and corporate governance committee uses a variety of methods for identifying and evaluating potential director nominees. In its evaluation of director candidates, including the current directors eligible for re-election, our nominating and corporate governance committee will consider the current size and composition of our board of directors and the needs of our board of directors and the respective committees of our board of directors and other director qualifications. While our board has not established minimum qualifications for board members, some of the factors that our nominating and corporate governance committee considers in assessing director nominee qualifications include, without limitation, issues of character, professional ethics and integrity, judgment, business experience and diversity, and with respect to diversity, such factors as race, ethnicity, gender, differences in professional background, age and geography, as well as other individual qualities and attributes that contribute to the total mix of viewpoints and experience represented on our board. Although our board of directors does not maintain a specific policy with respect to board diversity, our board of directors believes that the board should be a diverse body, and the nominating and corporate governance committee considers a broad range of perspectives, backgrounds and experiences.

If our nominating and corporate governance committee determines that an additional or replacement director is required, then the committee may take such measures as it considers appropriate in connection with its evaluation of a director candidate, including candidate interviews, inquiry of the person or persons making the recommendation or nomination, engagement of an outside search firm to gather additional information, or reliance on the knowledge of the members of the committee, board or management.

After completing its review and evaluation of director candidates, our nominating and corporate governance committee recommends to our full board of directors the director nominees for selection. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors and our board of directors has the final authority in determining the selection of director candidates for nomination to our board.

Stockholder Recommendations and Nominations to our Board of Directors

Our nominating and corporate governance committee will consider recommendations and nominations for candidates to our board of directors from stockholders in the same manner as candidates recommended to the committee from other sources, so long as such recommendations and nominations comply with our amended and restated certificate of incorporation and amended and restated bylaws, all applicable company policies and all applicable laws, rules and regulations, including those promulgated by the SEC. Our nominating and corporate governance committee will evaluate such recommendations in accordance with its charter, our bylaws and corporate governance guidelines and the director nominee criteria described above.

A stockholder that wants to recommend a candidate to our board of directors should direct the recommendation in writing by letter to our corporate secretary at Ventyx Biosciences, Inc., 12790 El Camino Real, Suite 200, San Diego, CA 92130, Attention: Corporate Secretary. Such recommendation must include the candidate’s name, home and business contact information, detailed biographical data, relevant qualifications, a signed letter from the candidate confirming willingness to serve, information regarding any relationships between the candidate and us and evidence of the recommending stockholder’s ownership of our capital stock. Such recommendation must also include a statement from the recommending stockholder in support of the candidate. Our nominating and corporate governance committee has discretion to decide which individuals to recommend for nomination as directors.

Under our amended and restated bylaws, stockholders may also directly nominate persons for our board of directors. Any nomination must comply with the requirements set forth in our amended and restated bylaws and the rules and regulations of the SEC and should be sent in writing to our corporate secretary at the address above. To be timely for our 2026 annual meeting of stockholders, nominations must be received by our corporate secretary observing the deadlines discussed under “What is the deadline to propose actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?” in the “questions and answers” portion of this proxy statement.

Communications with the Board of Directors

Stockholders and other interested parties wishing to communicate directly with our non-management directors may do so by writing and sending the correspondence to our Legal Department by mail to our principal executive offices at Ventyx Biosciences, Inc., 12790 El Camino Real, Suite 200, San Diego, CA 92130. Our Legal Department, in consultation with appropriate directors as necessary, will review all incoming communications and screen for communications that (1) are solicitations for products and services, (2) relate to matters of a personal nature not relevant for our stockholders to act on or for our board to consider and (3) relate to matters that are of a type that are improper or irrelevant to the functioning of our board or our business, for example, mass mailings, job inquiries and business solicitations. If appropriate, our Legal Department will route such communications to the appropriate director(s) or, if none is specified, then to the chairperson of the board or the lead independent director (if one is appointed). These policies and procedures do not apply to communications to non-management directors from our officers or directors who are stockholders or stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

Insider Trading Policy and Policy Prohibiting Hedging or Pledging of Securities

We have adopted an insider trading policy that governs the purchase, sale, and/or other dispositions of the Company’s securities by our directors, officers, employees, and other covered persons, and that is designed to promote compliance with insider trading laws, rules and regulations, and Nasdaq listing requirements. A copy of our insider trading policy is filed as Exhibit 19.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. In addition, with regard to trading in our own securities, it is our policy to comply with the federal securities laws and the Nasdaq listing requirements.

Under our insider trading policy, our employees, including our executive officers, and the members of our board of directors are prohibited from, directly or indirectly, among other things, (1) engaging in short sales, (2) trading in publicly-traded options, such as puts and calls, and other derivative securities with respect to our securities (other than stock options, restricted stock units and other compensatory awards issued to such individuals by us), (3) purchasing financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds), or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of equity securities granted to them by us as part of their compensation or held, directly or indirectly, by them, (4) pledging any of our securities as collateral for any loans and (5) holding our securities in a margin account.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

Our board of directors has adopted corporate governance guidelines. These guidelines address, among other items, the qualifications and responsibilities of our directors and director candidates, the structure and composition of our board of directors and corporate governance policies and standards applicable to us in general. In addition, our board of directors has adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The full text of our corporate governance guidelines and code of business conduct and ethics are available on our website at https://ir.ventyxbio.com/corporate-governance/documents-and-charters. If we make any substantive amendments to our code of business conduct and ethics or grant any waiver from a provision of our code of business conduct and ethics to any executive officer or director that are required to be disclosed pursuant to SEC rules, we will promptly disclose the nature of the amendment or waiver on our website or in a current report on Form 8-K.

Director Compensation

Compensation for the Year Ended December 31, 2024

The following table provides information concerning the compensation paid by us to each of our non-employee directors for the year ended December 31, 2024 for board and/or committee service. Dr. Mohan, our President and Chief Executive Officer, does not receive additional compensation for service as a director.

Name	Fees earned or paid in cash ($)		Option awards ($) (1)(2)	Total ($)
Onaiza Cadoret-Manier, M.B.A	$56,500		$117,330	$173,830
Sheila Gujrathi, M.D.	$125,000	(3)	$210,930	$335,930
Allison Hulme, Ph.D.	$53,500		$117,330	$170,830
Somasundaram Subramaniam, M.B.A	$57,000		$117,330	$174,330
William White, J.D., M.P.P.	$55,000		$117,330	$172,330

(1)
Reflects the aggregate grant date fair value dollar amount computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025. These amounts do not correspond to the actual value that may be recognized by the directors.
(2)
As of December 31, 2024, the aggregate number of shares underlying option awards outstanding for each of our non-employee directors was:

Onaiza Cadoret-Manier, M.B.A	89,364
Sheila Gujrathi, M.D.	1,091,072
Allison Hulme, Ph.D.	89,364
Somasundaram Subramaniam, M.B.A	90,762
William White, J.D., M.P.P.	209,882

(3)
Dr. Gujrathi is entitled to a cash fee, based on an annual rate of $125,000, for consulting services provided to us as Executive Chairperson pursuant to her Executive Chairperson Services Agreement, as described under “Executive Chairperson Agreement” below.

Outside Director Compensation Policy

In 2024, our board of directors received the compensation set forth in our Outside Director Compensation Policy, which was amended and restated on April 3, 2025.

The director compensation policy was developed with input from our compensation committee’s independent compensation consultant, AON/Radford, regarding practices and compensation levels at comparable companies. It is designed to attract, retain and reward our non-employee directors.

Under the director compensation policy, each non-employee director will receive the cash and equity compensation for such director services as a member of our board of directors, as described below. We also will reimburse our non-employee directors for reasonable, customary and documented travel expenses to meetings of our board of directors or its committees.

The director compensation policy includes a maximum annual limit of $750,000 of cash compensation and equity awards that may be paid, issued or granted to a non-employee director in any fiscal year (increased to $1,000,000 in the fiscal year in which the non-employee director joins the board of directors). For purposes of these limitations, the value of an equity award is based on its grant date fair value. Any cash compensation paid or equity awards granted to a person for his or her services as an employee, or for his or her services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to our non-employee directors.

Cash Compensation

Under the director compensation policy, each non-employee director will be paid an annual cash retainer of $40,000. In addition, each non-employee director who serves as chair or chair or member of a committee will be entitled to receive the following cash compensation under the policy for his or her services:

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Non-Executive Chair: $30,000
•
Audit Committee Chair: $15,000
•
Member of Audit Committee: $7,500
•
Compensation Committee Chair: $12,000
•
Member of Compensation Committee: $6,000
•
Nominating and Corporate Governance Committee Chair: $9,000
•
Member of Nominating and Corporate Governance Committee: $5,000

The above-listed fees for service as chair or members of committees are payable in addition to the non-employee director retainer. Each non-employee director who serves as a committee chair will receive only the additional annual cash fee as the chair of the committee, and not the additional annual fee as a member of the committee, provided that a non-employee director who serves as the Non-Executive Chair will receive the annual fee as a non-employee director and the additional annual fee as the Non-Executive Chair. All cash payments to non-employee directors are paid quarterly in arrears on a prorated basis.

Equity Compensation

Initial Award. Each person who first becomes a non-employee director after our initial public offering will receive, on the first trading day on or after the date that the person first becomes a non-employee director, an initial award (the Initial Award) of stock options to purchase 66,000 shares of our common stock. The Initial Award will be scheduled to vest in equal installments as to one thirty-sixth (1/36th) of the shares of our common stock subject to the Initial Award on a monthly basis following the Initial Award’s grant date, on the same day of the month as the grant date, subject to continued services to us through the applicable vesting dates. If the person was a member of our board of directors and also an employee, then becoming a non-employee director due to termination of employment will not entitle the person to an Initial Award.

Annual Award. On the first trading day immediately after the date of each annual meeting of our stockholders, each non-employee director who has been serving as a non-employee director for at least six months as of the date of an annual meeting will receive an annual award (the Annual Award) of stock options to purchase 40,000 shares of our common stock (increased from 33,000 shares in April 2025). Each Annual Award will be scheduled to vest in full upon the first anniversary of the date of grant or, if earlier, the day immediately before the date of the next annual meeting of the Company that occurs after the Annual Award’s grant date, subject to continued services to us through the applicable vesting date.

Change in Control. In the event of our change in control, as defined in our 2021 Equity Incentive Plan (or its successor plan, as applicable), each non-employee director’s then outstanding equity awards covering shares of our common stock will accelerate vesting in full, provided that such director remains a non-employee director through the date of our change in control.

Other Award Terms. Each Initial Award and Annual Award will be granted under our 2021 Equity Incentive Plan (or its successor plan, as applicable) and form of award agreement under such plan. These awards will have a maximum term to expiration of 10 years from their grant and a per share exercise price equal to 100% of the fair market value of a share of our common stock on the award’s grant date.

Executive Chairperson Agreement

In May 2021, we entered into an offer letter, or Offer Letter, and an executive chairperson services agreement, or Chairperson Agreement, with Dr. Gujrathi, a non-employee director, to serve as our executive chairperson. In connection with her services, Dr. Gujrathi received cash fees of $81,136 for services rendered in 2021 as Executive Chairperson, based on an annual rate of $125,000; (b) on August 17, 2021, we granted to Dr. Gujrathi an option to purchase 762,369 shares of our common stock at an exercise price of $6.03 per share under our 2019 Equity Incentive Plan, or the 2019 Plan, which option vests over 24 months commencing on May 14, 2021 in equal monthly installments, subject to her continuing service; and (c) on December 2, 2021, we granted to Dr. Gujrathi an option to purchase 277,941 shares of our common stock at an exercise price of $18.65 per share under our 2021 Equity Incentive Plan, or the 2021 Plan, which option vests over 24 months commencing on December 6, 2021 in equal monthly installments, subject to her continuing service. In the event of a Change in Control (as defined in the Chairperson Agreement), Dr. Gujrathi’s outstanding options shall immediately vest in full. In the event Dr. Gujrathi’s service is terminated by us without Cause (as defined in the Chairperson Agreement) or by Dr. Gujrathi for Good Reason (as defined in the Chairperson Agreement), Dr. Gujrathi’s outstanding options shall immediately become vested and exercisable with respect to that number of options which would have become vested and exercisable had Dr. Gujrathi remained our service provider for an additional twelve months following her termination. On January 23, 2022, the 90th day following the closing of our initial public offering, Dr. Gujrathi transitioned from Executive Chairperson to Non-Executive Chairperson, as provided in her Offer Letter. On March 22, 2022, after due consideration or her prior and ongoing services, the Board approved (i) Dr. Gujrathi transitioning back to Executive Chairperson of the Board, effective immediately, and (ii) the payment to Dr. Gujrathi of a cash fee, based on an annual rate of $125,000, for her services as Executive Chairperson, retroactive to January 23, 2022, on the terms set forth in her Chairperson Agreement.

PROPOSAL NO. 1:

ELECTION OF CLASS I DIRECTORS

Our board of directors currently consists of six (6) directors and is divided into three classes with staggered three-year terms. At the annual meeting, two Class I directors will be elected for a three-year term to succeed the same class whose term is then expiring. Each director’s term continues until the expiration of the term for which such director was elected and until such director’s successor is elected and qualified or until such director’s earlier death, resignation or removal.

Nominees

Our nominating and corporate governance committee has recommended, and our board of directors has approved, Somasundaram Subramaniam, M.B.A. and Sheila Gujrathi, M.D. as nominees for election as Class I directors at the annual meeting. If elected, each of Mr. Subramaniam and Dr. Gujrathi will serve as a Class I director until the 2028 annual meeting of stockholders and until their respective successor is elected and qualified or until their earlier death, resignation or removal. For more information concerning the nominees, please see the section titled “Board of Directors and Corporate Governance.”

Mr. Subramaniam and Dr. Gujrathi have agreed to serve as directors if elected, and management has no reason to believe that they will be unavailable to serve. In the event a nominee is unable or declines to serve as a director at the time of the annual meeting, proxies will be voted for any nominee designated by the present board of directors to fill the vacancy.

Vote Required

Each director is elected by a plurality of the voting power of the shares present in person (including virtually) or represented by proxy at the meeting and entitled to vote on the election of directors. Because the outcome of this proposal will be determined by a plurality vote, any shares not voted FOR a particular nominee, whether as a result of choosing to WITHHOLD authority to vote or a broker non-vote, will have no effect on the outcome of the election.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES NAMED ABOVE.

PROPOSAL NO. 2:

ADVISORY VOTE ON EXECUTIVE COMPENSATION

As required by Section 14A of the Exchange Act, we are asking our stockholders to cast an advisory vote to approve the compensation of the named executive officers identified in the 2024 Summary Compensation Table in the “Executive Compensation” section of this proxy statement. In connection with Proposal 2, we are also holding an advisory vote on the frequency of the stockholder vote on executive compensation as required by the Dodd-Frank Act. See “Proposal No. 3—Advisory Vote on the Frequency of an Advisory Vote on Executive Compensation.”

Compensation Program and Philosophy

The primary goals of our executive compensation program are to (i) attract, retain and motivate superior executive talent, (ii) provide incentives that reward the achievement of performance goals that directly correlate to the enhancement of stockholder value, as well as to facilitate executive retention, and (iii) align the executives’ interests with those of our stockholders through long-term incentives linked to specific performance. Our compensation philosophy is team-oriented and our success is dependent on what our management team can accomplish together. Therefore, we seek to provide our non-CEO executive officers with comparable levels of base salary, bonuses, and annual equity awards that are based largely on overall company performance.

In determining the form and amount of compensation payable to our executive officers, we are guided by the following objectives and principles:

•
Team-oriented approach to establishing compensation levels;
•
Compensation should relate to performance;
•
Equity awards help executive officers think like stockholders; and
•
Total compensation opportunities should be competitive.

Our board of directors believes that our current executive compensation program has been effective at linking executive compensation to our performance and aligning the interests of our executive officers with those of our stockholders. We are asking our stockholders to indicate their support for the compensation of our named executive officers as described in this proxy statement by voting in favor of the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis in a non-binding vote, the compensation of Ventyx Biosciences, Inc. named executive officers as disclosed pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the compensation tables and narrative disclosures set forth in the proxy statement relating to Ventyx’s 2025 annual meeting of stockholders.”

Vote Required

The affirmative “FOR” vote of a majority of the voting power of the shares of our common stock present in person (virtually) or represented by proxy at the Annual Meeting and entitled to vote thereon is required to approve, on an advisory basis, the compensation of the named executive officers identified in the 2024 Summary Compensation Table in the “Executive Compensation” section of the proxy statement (the “Say-on-Pay Vote”). You may vote “FOR,” “AGAINST,” or “ABSTAIN” on this proposal. Abstentions have the same effect as a vote against the proposal. Broker non-votes are not included in the tabulation of voting results on this proposal, and will not affect the outcome of voting on this proposal.

Although this Say-on-Pay Vote is advisory and, therefore, will not be binding on us, our compensation committee and our board of directors value the opinions of our stockholders. Accordingly, to the extent there is a significant vote against the compensation of our named executive officers, we will consider our stockholders’ concerns, and the compensation committee will evaluate what actions may be necessary or appropriate to address those concerns.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL NO. 3:

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our audit committee has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for our fiscal year ending December 31, 2025. Ernst & Young LLP served as our independent registered public accounting firm for the fiscal year ended December 31, 2024.

At the annual meeting, we are asking our stockholders to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025. Our audit committee is submitting the appointment of Ernst & Young LLP to our stockholders because we value our stockholders’ views on our independent registered public accounting firm and as a matter of good corporate governance. Notwithstanding the appointment of Ernst & Young LLP, and even if our stockholders ratify the appointment, our audit committee, in its discretion, may appoint another independent registered public accounting firm at any time during our fiscal year if our audit committee believes that such a change would be in the best interests of our company and our stockholders. If our stockholders do not ratify the appointment of Ernst & Young LLP, then our audit committee may reconsider the appointment. One or more representatives of Ernst & Young LLP are expected to be present at the annual meeting, and they will have an opportunity to make a statement and are expected to be available to respond to appropriate questions from our stockholders.

Fees Paid to the Independent Registered Public Accounting Firm

The following table presents fees for professional audit services and other services rendered to us by Ernst & Young LLP for our fiscal years ended December 31, 2024 and 2023.

	2024	2023
Audit Fees(1)	$870,326	$1,096,385
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—
Total Fees	$870,326	$1,096,385
(1)
“Audit Fees” consist of fees billed for professional services rendered in connection with the audit of our consolidated financial statements, reviews of our quarterly consolidated financial statements and related accounting consultations and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)
“Audit-Related Fees” consist of fees for professional services rendered for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”
(3)
“Tax Fees” consist of fees for professional services rendered by Ernst & Young LLP for tax compliance, advice and planning.
(4)
“All Other Fees” consist of fees for services rendered other than the services reported in Audit fees, Audit-related fees, and Tax fees.

Auditor Independence

In 2024, there were no other professional services provided by Ernst & Young LLP, other than those listed above, that would have required our audit committee to consider their compatibility with maintaining the independence of Ernst & Young LLP.

Audit Committee Policy on Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

Our audit committee has established a policy governing our use of the services of our independent registered public accounting firm. Under the policy, our audit committee is required to pre-approve all audit and permissible non-audit services performed by our independent registered public accounting firm in order to ensure that the provision of such services does not impair such accounting firm’s independence. All fees paid to Ernst & Young LLP for our fiscal years ended December 31, 2024 and 2023 were pre-approved by our audit committee.

Vote Required

The ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025 requires the affirmative vote of a majority of the voting power of the shares present in person (including virtually) or represented by proxy at the annual meeting and entitled to vote thereon. Abstentions will have the same effect as a vote AGAINST this proposal.

Board Recommendation

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR OUR FISCAL YEAR ENDING DECEMBER 31, 2025.

REPORT OF THE AUDIT COMMITTEE

The audit committee is a committee of the board of directors comprised solely of independent directors as required by Nasdaq listing rules and the rules and regulations of the SEC. The audit committee operates under a written charter adopted by the board of directors. This written charter is reviewed annually for changes, as appropriate. With respect to Ventyx’s financial reporting process, Ventyx’s management is responsible for (1) establishing and maintaining internal controls and (2) preparing Ventyx’s consolidated financial statements. Ventyx’s independent registered public accounting firm, Ernst & Young LLP, is responsible for performing an independent audit of Ventyx’s consolidated financial statements. It is the responsibility of the audit committee to oversee these activities. It is not the responsibility of the audit committee to prepare Ventyx’s financial statements. These are the fundamental responsibilities of management. In the performance of its oversight function, the audit committee has:

•
reviewed and discussed the audited consolidated financial statements with management and Ernst & Young LLP;
•
discussed with Ernst & Young LLP the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board, or PCAOB, and the SEC; and
•
received the written disclosures and the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and has discussed with Ernst & Young LLP its independence.

Based on the review and discussions noted above, the audit committee recommended to the board of directors that the audited consolidated financial statements be included in Ventyx’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC.

Respectfully submitted by the members of the audit committee of the board of directors:

William White, J.D., M.P.P. (Chair)

Onaiza Cadoret-Manier, M.B.A.

Allison Hulme, Ph.D.

This audit committee report shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulation 14A promulgated by the SEC or to the liabilities of Section 18 of the Exchange Act, and shall not be deemed incorporated by reference into any prior or subsequent filing by Ventyx under the Securities Act of 1933, as amended, or the Securities Act, or the Exchange Act, except to the extent Ventyx specifically requests that the information be treated as “soliciting material” or specifically incorporates it by reference.

EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers as of April 10, 2025.

Name	Age	Position(s)
Raju Mohan, Ph.D.	68	Chief Executive Officer, President and Director
Matthew Moore	52	Chief Operating Officer
Mark Forman, M.D., Ph.D.	61	Chief Medical Officer
John Nuss, Ph.D.	66	Chief Scientific Officer
Roy M. Gonzales, C.P.A., M.B.A.	49	Senior Vice President, Finance

Raju Mohan, Ph.D. See Dr. Mohan’s biography above in the section titled “Nominees for Director.”

Matthew Moore Mr. Moore has served as our Chief Operating Officer since May 2024. Mr. Moore previously served as Chief Business Officer of Arcutis Biotherapeutics, a biotechnology company, from January 2021 to May 2024. From 2015 to 2020, Mr. Moore served as Vice President, Corporate Business Development and Alliance Management at Allergan, a pharmaceutical company, where he led worldwide strategy and business development for Allergan’s Medical Aesthetics business unit. Prior to Allergan, he held executive roles at DOV Pharmaceutical, Actavis Generics and Forest Labs. He began his career in the healthcare investment banking group of CIBC Oppenheimer. Mr. Moore is currently on the Board of Advisors for the New York chapter of Life Sciences Cares, a non-profit organization dedicated to making grants to community non-profits focused on STEM initiatives for underserved populations. He holds a B.A. in Psychology from Trinity College.

Mark Forman, M.D., Ph.D. Dr. Forman has served as our Chief Medical Officer since August 2024. Dr. Forman previously served as Chief Medical Officer at Passage BIO, Inc., a biotechnology company, from July 2021 to July 2024. From January 2021 to July 2021, Dr. Forman led the Alzheimer’s Drug Discovery Foundation (ADDF) Scientific Affairs team that oversaw their drug discovery and drug development portfolio. Prior to joining the ADDF, Dr. Forman was Vice President at Acadia Pharmaceuticals from March 2019 to January 2021, where he was Head of Translational Medicine, responsible for preclinical and early clinical development and contributed to the development of pimavanserin for the treatment of hallucinations and delusions associated with dementia-related psychosis and trofinetide for Rett syndrome. Prior to Acadia, Dr. Forman spent 12 years at Merck where he was Executive Director and Neuroscience Lead in Translational Medicine, responsible for the neuroscience portfolio in early clinical development including contributions to the development of more than 20 novel therapeutics and multiple New Drug Applications. Dr. Forman has been a member of scientific advisory board for Biomarkers and Treat FTD at the Association for Frontotemporal Dementia since 2012. Dr. Forman received his Ph.D. at Rockefeller University, M.D. at Duke University and a B.S. at Yale University.

John M. Nuss, Ph.D. Dr. Nuss has served as our Chief Scientific Officer since January 2019. Dr. Nuss has also served as the Chief Scientific Officer of Escalier Biosciences B.V. and Vimalan Biosciences, Inc. since January 2017 and October 2017, respectively. Prior to joining Ventyx, Dr. Nuss was Vice President of Drug Discovery at the Ferring Research Institute from April 2012 to January 2017, where he was responsible for global drug discovery activities. From April 2000 to April 2011, Dr. Nuss served as Senior Vice President of Chemistry at Exelixis Inc. Earlier in his career, he held positions of increasing responsibility in discovery at Chiron Corporation and served as an assistant professor of chemistry at the University of California, Riverside. Dr. Nuss received a bachelor’s degree in chemistry from the University of Kansas, a Ph.D. in organic chemistry of the University of Wisconsin, Madison, and completed a NIH postdoctoral fellowship in organic synthesis at Stanford University.

Roy M. Gonzales, C.P.A., M.B.A. Mr. Gonzales has served as our Senior Vice President of Finance since April 2024, and previously served as our Vice President of Accounting from January 2023 to April 2024. Prior to joining Ventyx, Mr. Gonzales served as the Vice President of Finance at Landos Biopharma, Inc., a biopharmaceutical company, from September 2021 to June 2022, and as Vice President of Finance and SEC Reporting at Histogen, Inc., a clinical stage therapeutics company, from March 2021 to September 2021. He also served as a consultant for Invesco US, an investment management company, from July 2019 to February 2020, and held various finance and accounting roles in life science and medical device companies, including Spinal Elements, a medical technology company, from October 2018 to July 2019, Dexcom, a medical device company, from September August 2016 to October 2018, and Arena Pharmaceuticals, Inc., a biopharmaceutical company, from June 2014 to August 2016. Mr. Gonzales began his career at KPMG, spending three years in their audit practice. Mr. Gonzales holds a B.S. in accounting from Old Dominion University and a M.B.A. from University of California, Los Angeles. Mr. Gonzales is a Certified Public Accountant in the State of Virginia.

EXECUTIVE COMPENSATION

Processes and Procedures for Compensation Decisions

Our compensation committee is responsible for the executive compensation programs for our executive officers and reports to our board of directors on its discussions, decisions and other actions. Typically, our Chief Executive Officer makes recommendations to our compensation committee, often attends committee meetings and is involved in the determination of compensation for the respective executive officers who report to him, except that the Chief Executive Officer does not make recommendations as to his own compensation. Our Chief Executive Officer makes recommendations to our compensation committee regarding short- and long-term compensation for all executive officers (other than himself) based on our results, an individual executive officer’s contribution toward these results and performance toward individual goal achievement. Our compensation committee then reviews the recommendations and other data. Our compensation committee makes decisions as to total compensation for each executive office, although it may instead, in its discretion, make recommendations to our board of directors regarding executive compensation for its approval.

Our compensation committee is authorized to retain the services of one or more executive compensation advisors, as it sees fit, in connection with the establishment of our compensation programs and related policies. Since 2022, our compensation committee has retained AON/Radford, an independent compensation consultant, to provide it with information, recommendations and other advice relating to executive compensation on an ongoing basis. Accordingly, AON/Radford now serves at the discretion of our compensation committee. Our compensation committee engaged AON/Radford to assist in developing an appropriate group of peer companies to help us determine the appropriate level of overall compensation for our executive officers, as well as assess each separate element of compensation, with a goal of ensuring that the compensation we offer to our executive officers is competitive and fair.

Summary Compensation Table for Fiscal 2024

Although we lost our status as an “emerging growth company” and a “smaller reporting company” at the end of the last fiscal year, we have regained our status as a “smaller reporting company” and are providing scaled executive compensation disclosure permitted for smaller reporting companies in this proxy statement. Our named executive officers, consisting of our principal executive officer, the two most highly compensated executive officers (other than our principal executive officer) and our former Chief Financial Officer, as of December 31, 2024, were:

•
Raju Mohan, Ph.D., our Chief Executive Officer and President;
•
Matthew Moore, our Chief Operating Officer;
•
Mark Forman, M.D., Ph.D., our Chief Medical Officer;
•
Martin Auster, M.D., our former Chief Financial Officer.*

* In August 2024, Martin D. Auster ceased to be an executive officer.

The following table summarizes the compensation for each of our named executive officers for the last two completed fiscal years.

Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(2)	Non-equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)		Total ($)
Raju Mohan, Ph.D.	2024	621,920	—	303,800	342,045	15,250	(4)	1,283,015
Chief Executive Officer, President and Director	2023	596,083	1,524,528	6,982,128	296,010	13,200	(4)	9,411,949
Matthew Moore	2024	296,875	—	1,305,600	190,000	125,635	(5)	1,918,110
Chief Operating Officer
Mark Forman, M.D., Ph.D.	2024	188,165	—	556,500	192,800	—		937,465
Chief Medical Officer
Martin Auster, M.D.	2024	317,179	—	245,000	—	433,000	(6)	995,179
Former Chief Financial Officer

(1)
The amounts shown represent the aggregate grant date fair value of the restricted stock units, or RSUs, granted to our named executive officers, as computed on the basis of the fair market value of the underlying shares of common stock on the grant date in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025. This amount does not reflect the actual economic value that may be realized by the named executive officer.
(2)
The amounts shown represent the aggregate grant date fair value of the stock options granted to our named executive officers, in each case as computed in accordance with FASB ASC Topic 718. The assumptions used in the valuation of these awards are set forth in the notes to our consolidated financial statements, which are included in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025. This amount does not reflect the actual economic value that may be realized by the named executive officer.
(3)
The amounts disclosed for 2023 represent annual bonuses earned by the named executive officer for achievement of 2023 performance metrics and paid in 2024 under our 2023 Bonus Plan and the amounts disclosed for 2024 represent annual bonuses earned by the named executive officer for achievement of 2024 performance metrics and paid in 2025 under our 2024 Bonus Plan. For additional details, please see the section below titled “Non-Equity Incentive Plan Compensation.”
(4)
The amounts shown represent the matching contributions we made to our 401(k) savings plan paid on behalf of the executive by the Company.
(5)
The amount shown represents the relocation benefits paid to Matthew Moore, consisting of $75,000 for moving expenses and temporary housing, plus a $50,635 tax equalization payment.
(6)
The amounts shown represent the matching contributions we made to our 401(k) savings plan paid on behalf of the executive by the Company as well as severance pay pursuant to Martin Auster’s separation agreement with the Company. Martin Auster was paid $7,344 in matching contributions and $425,656 in severance, which included $356,826 in separation pay, $48,033 of accrued vacation pay, and $20,797 for the cost of health coverage under COBRA.

Outstanding Equity Awards at Fiscal 2024 Year-End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2024.

			Option Awards				Stock Awards
Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Raju Mohan, Ph.D.	2/26/2021		7,972	—	$3.54	2/26/2031	—	—
	9/18/2021	(2)	249,960	85,326	$8.04	9/18/2031	—	—
	12/17/2021	(3)	350,004	116,668	$14.48	12/17/2031	—	—
	12/17/2021	(4)	—	—	—	—	116,668	$255,503
	2/4/2022	(5)	262,083	107,917	$12.21	2/4/2032	—	—
	1/17/2023	(6)	136,203	148,047	$33.84	1/17/2033	—	—
	1/17/2023	(7)	—	—	—	—	35,532	$77,815
	12/18/2023	(8)	118,437	355,313	$2.14	12/18/2033	—	—
	1/2/2024	(9)	—	155,000	$2.49	1/2/2034	—	—
Matthew Moore	5/16/2024	(3)	—	320,000	$4.98	5/16/2034	—	—
Mark Forman, M.D., Ph.D.	8/12/2024	(3)	—	350,000	$1.95	8/12/2034	—	—
Martin Auster, M.D.	—		—	—	—	—	—	—
(1)
The market value of the unvested RSUs is calculated by multiplying the respective number of units by the closing market price of $2.19 for a share of our common stock as of December 31, 2024.
(2)
This option award was granted pursuant to the 2019 Plan. Subject to continuing service, the shares underlying this award vest 25% on the one year anniversary of the vesting commencement date and, thereafter, 1/36th of the remaining shares subject to the award vest in equal monthly installments. The vesting commencement date of this award is September 17, 2021. The option is subject to 100% vesting acceleration in the event of a “change in control,” as defined in the 2019 Plan.
(3)
This option award was granted pursuant to the 2021 Plan. Subject to continuing service, the shares underlying this award vest 25% on the one year anniversary of the vesting commencement date and, thereafter, 1/36th of the remaining shares subject to the award vest in equal monthly installments. The vesting commencement date of this award is the date of grant. The option is subject to 100% vesting acceleration in the event of a “change in control,” as defined in the 2021 Plan.

(4)
This RSU award was granted pursuant to the 2021 Plan. Each RSU represents a contingent right to receive one share of our common stock. Subject to continuing service, 25% of the RSUs subject to this award vest on each vesting commencement date anniversary. The vesting commencement date of this award is the date of grant. The RSU award is subject to 100% vesting acceleration in the event of a “change in control,” as defined in the 2021 Plan.
(5)
This option award was granted pursuant to the 2021 Plan. Subject to continuing service, the shares underlying this award vest in equal monthly installments over 48 months, such that the entire award is vested over four years. The vesting commencement date of this award is February 3, 2022. The option is subject to 100% vesting acceleration in the event of a “change of control,” as defined in the 2021 Plan.
(6)
This option award was granted pursuant to the 2021 Plan. Subject to continuing service, the shares underlying this award vest in equal monthly installments over 48 months, such that the entire award is vested over four years. The vesting commencement date of this award is the grant date. The option is subject to 100% vesting acceleration in the event of a “change of control,” as defined in the 2021 Plan.
(7)
This RSU award was granted pursuant to the 2021 Plan. Each RSU represents a contingent right to receive one share of our common stock. Subject to continuing service, 25% of the RSUs subject to this award vest on each vesting commencement date anniversary. The vesting commencement date of this award is March 28, 2023. The RSU award is subject to 100% vesting acceleration in the event of a “change in control,” as defined in the 2021 Plan.
(8)
This option award was granted pursuant to the 2021 Plan. Subject to continuing service, the shares underlying this award vest in equal monthly installments over 48 months, such that the entire award is vested over four years. The vesting commencement date of this award is the grant date. The option is subject to 100% vesting acceleration in the event of a “change of control,” as defined in the 2021 Plan.
(9)
This option award was granted pursuant to the 2021 Plan. Subject to continuing service, 100% of the total shares subject to the option shall vest on the one-year anniversary of the vesting commencement date. The vesting commencement date of this award is the grant date. The option is subject to 100% vesting acceleration in the event of a "change of control," as defined in the 2021 Plan.

Employment Arrangements with Our Named Executive Officers

Below are descriptions of the offer letters currently in place with our named executive officers.

Raju Mohan, Ph.D.

On October 7, 2021, we entered into a confirmatory employment letter with Dr. Mohan, our chief executive officer and president. The confirmatory employment letter has no specific term and provides for at-will employment. As of December 31, 2024, Dr. Mohan’s annual base salary was $621,920 and his target annual bonus opportunity was 55% of his annual base salary. Effective January 1, 2025, Dr. Mohan’s annual base salary increased to $646,776.

Matthew Moore

On May 3, 2024, we entered into an employment letter agreement with Mr. Moore, our chief operating officer. The employment letter agreement has no specific term and provides for at-will employment. As of December 31, 2024, Mr. Moore’s annual base salary was $475,000 and his target annual bonus opportunity was 40% of his annual base salary. Effective January 1, 2025, Mr. Moore’s annual base salary increased to $494,000. The employment letter agreement also provided for a relocation bonus of up to $75,000.

Mark Forman, M.D., Ph.D.

On July 2, 2024, we entered into an employment letter with Dr. Forman, our chief medical officer. The employment letter agreement has no specific term and provides for at-will employment. As of December 31, 2024, Mr. Forman’s annual base salary was $482,000 and his target annual bonus opportunity was 40% of his annual base salary. Effective January 1, 2025, Mr. Forman’s annual base salary increased to $501,280.

Martin Auster, M.D.

Dr. Auster resigned from all positions with us on August 30, 2024 and entered into a separation and release agreement with the Company. In connection with Dr. Auster’s separation and release agreement, Dr. Auster is entitled to receive (i) nine (9) months of continued payments of base salary (less applicable withholdings) and (ii) nine (9) months of reimbursement of continued health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, provided that Dr. Auster validly elects and is eligible to continue coverage under COBRA, for Dr. Auster and his family members. Dr. Auster’s outstanding and unvested Company stock options and restricted stock unit awards were accelerated and vested through November 30, 2024, the date that was three months following the date of separation.

Potential Payments upon Termination or Change of Control

Pursuant to our Executive Change in Control and Severance Plan, or the Executive Severance Plan, which became effective upon our initial public offering, our named executive officers and certain other executive officers and key employees are eligible to receive severance benefits, as specified in and subject to the employee signing a participation agreement under the Executive Severance Plan. The Executive Severance Plan was developed with input from AON/Radford, regarding severance practices at comparable companies and is designed to attract, retain and reward senior level employees. The Executive Severance Plan is in lieu of any other severance payments and benefits to which such key employee may have been entitled prior to signing the participation agreement, as applicable.

Each of our named executive officers has signed a participation agreement under the Executive Severance Plan providing for the rights to the applicable payments and benefits described below, provided that Dr. Auster is no longer eligible to participate in the Executive Severance Plan pursuant to his separation agreement.

In the event of a “qualifying termination” of the employment of a named executive officer, which generally includes a termination of employment by the named executive officer for “good reason” or by us for a reason other than “cause” or the named executive officer’s death or “disability” (as such terms are defined in the Executive Severance Plan), that occurs outside the change in control period (as described below), then the named executive officer will be entitled to the following payments and benefits:

•
continuing payments of the named executive officer’s annual base salary as in effect immediately prior to their involuntary termination of employment for nine months, or 12 months in the case of Dr. Mohan;
•
reimbursement for the cost of continued health coverage under COBRA or a lump sum payment equal to the premium cost of continued health coverage under the Consolidated Omnibus Reconciliation Act of 1985 as amended, or COBRA, for a period of nine months, or 12 months in the case of Dr. Mohan; and
•
accelerated vesting of a number of shares that would have vested in the three months following such termination. If an outstanding equity award vests based on the achievement of performance criteria, then the award will accelerate and vest assuming the performance criteria had been achieved at target levels for any performance period(s) scheduled to conclude prior to the three-month anniversary of the qualifying termination.

If such qualifying involuntary termination occurs within a period beginning three months prior to and ending 12 months following a “change in control” (as defined in our Executive Severance Plan) (such period, the “change in control period”), then the named executive officer will be entitled to the following payments and benefits:

•
a lump sum payment equal to 12 months of the named executive officer’s annual base salary as in effect immediately prior to their involuntary termination of employment, or 18 months in the case of Dr. Mohan;
•
a lump sum payment equal to 100% of such named executive officer’s annual target bonus, or 150% of annual target bonus in the case of Dr. Mohan;
•
reimbursement for the cost of health coverage under COBRA or a lump sum payment equal to the cost of continued health coverage under COBRA for a period of 12 months, or 18 months in the case of Dr. Mohan; and
•
100% accelerated vesting of all outstanding equity awards, and, with respect to equity awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels for the relevant performance period(s).

The receipt of the payments and benefits provided for under the Executive Severance Plan described above is conditioned on the named executive officer signing and not revoking a separation and release of claims agreement and such release becoming effective and irrevocable no later than the 60th day following the named executive officer’s involuntary termination of employment, and continued compliance with any confidentiality, proprietary information and inventions agreement applicable to the named executive officer.

In addition, if any of the payments or benefits provided for under the Executive Severance Plan or otherwise payable to a named executive officer would constitute “parachute payments” within the meaning of Section 280G of the Code and could be subject to the related excise tax, the named executive officer will receive either full payment of such payments and benefits or such lesser amount that would result in no portion of the payments and benefits being subject to the excise tax, whichever results in the greater amount of after-tax benefits to them. The Executive Severance Plan does not require us to provide any tax gross-up payments to the named executive officers.

Non-Equity Incentive Plan Compensation

2024 Bonus Plan

To motivate and reward our named executive officers to achieve our annual financial and operational objectives and our long-term strategic and growth goals, we provide cash incentive compensation to our named executive officers based on meeting one or more corporate performance objectives. The objectives change from year to year as market conditions evolve and different priorities are established, but our compensation committee selects challenging goals that are achievable only by strong performance.

All of our named executive officers other than Dr. Auster participated in our annual bonus plan for fiscal year 2024, or the 2024 Bonus Plan, which provides our named executive officers with an opportunity to receive formula-based incentive amounts on an annual basis. These named executive officers’ target bonus opportunities under the 2024 Bonus Plan are expressed as a percentage of each named executive officer’s annual base salary.

The target bonus opportunity of each named executive officer that participated in the 2024 Bonus Plan is listed in the table below.

Named Executive Officer	Target Bonus for 2024
Raju Mohan, Ph.D.	55%
Matthew Moore	40%
Mark Forman, M.D., Ph.D.	40%

For 2024, the performance metrics for which achievement was measured to determine bonuses were based on the achievement of certain goals relating to program-specific clinical development, research and development, strategic partnerships and financing, as well as financial matters.

In December 2024, our compensation committee determined that we had met or exceeded most of our goals. In light of its review of our accomplishments in fiscal year 2024, in December 2024, our compensation committee recommended, and our board of directors approved, a bonus payout of 100% of target for each of our named executive officers that were still with the Company when the respective bonuses were paid under the 2024 Bonus Plan.

Executive Incentive Compensation Plan

The 2024 Bonus Plan is subject to our Executive Incentive Compensation Plan, or the Incentive Compensation Plan, which our board of directors adopted in September 2021. Our Incentive Compensation Plan allows our compensation committee to grant incentive awards, generally payable in cash, to employees selected by our compensation committee, including our executive officers, based upon performance goals established by our compensation committee.

Under our Incentive Compensation Plan, our compensation committee determines the performance goals applicable to any award, which goals may include, without limitation, goals related to: research and development milestones; regulatory milestones or regulatory-related goals; gross margin; financial milestones; new product or business development; operating margin; product release timelines or other product specific milestones; publications; cash flow; procurement; savings; internal structure; leadership development; project function or portfolio-specific milestones; license or research collaboration agreements; capital raising; initial public offering preparations; patentability; and individual objectives such as peer reviews or other subjective or objective criteria. The performance goals may differ from participant to participant and from award to award.

Our compensation committee administers our Incentive Compensation Plan and, in its sole discretion and at any time, may increase, reduce or eliminate a participant’s actual award, and/or increase, reduce or eliminate the amount allocated to the bonus pool for a particular performance period. The actual award may be below, at or above a participant’s target award, in the discretion of the administrator. The administrator may determine the amount of any increase, reduction or elimination on the basis of such factors as it deems relevant, and it is not required to establish any allocation or weighting with respect to the factors it considers.

Actual awards generally are paid in cash (or its equivalent) only after they are earned, and, unless otherwise determined by the administrator, to earn an actual award a participant must be employed by us through the date the actual award is paid. Our compensation committee may reserve the right to settle an actual award with a grant of an equity award under our then-current equity compensation plan, which equity award may have such terms and conditions, including vesting, as the compensation committee determines. Payment of awards will occur as soon as practicable after they are earned, but no later than the dates set forth in our Incentive Compensation Plan.

Our board of directors and our compensation committee have the authority to amend, suspend or terminate our Incentive Compensation Plan, provided such action does not impair the existing rights of any participant with respect to any earned awards.

Equity Compensation Plan Information

The following table summarizes the number of outstanding options, warrants and rights granted to employees and directors, as well as the number of securities remaining available for future issuance, under our equity compensation plans as of December 31, 2024.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in the First Column)
Equity compensation plans approved by security holders(1) (2)	10,104,957	(3)	$11.52	(4)	4,964,590	(5)
Equity compensation plans not approved by security holders:	—		$—		—
(1)
The 2021 Plan contains an “evergreen provision” which provides that the number of shares available for issuance under the 2021 Plan will be increased on the first day of each fiscal year beginning with the 2023 fiscal year, in an amount equal to the least of (i) 5,102,000 shares, (ii) five percent (5%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such number of shares determined by the Board no later than the last day of the immediately preceding Fiscal Year. On January 1, 2025, 3,556,502 shares were added to the 2021 Plan.
(2)
The 2021 Employee Stock Purchase Plan (the “2021 ESPP”), contains an “evergreen provision” which provides that the number of shares available for issuance under the 2021 ESPP will be increased on the first day of each fiscal year beginning with the 2023 fiscal year, in an amount equal to the least of (i) 1,020,000 shares, (ii) one percent (1%) of the outstanding shares of common stock on the last day of the immediately preceding fiscal year or (iii) such number of shares determined by the Board no later than the last day of the immediately preceding Fiscal Year. On January 1, 2025, 711,300 shares were added to the 2021 ESPP.
(3)
Consists of 9,838,142 options outstanding and 266,815 RSUs available for issuance under the 2019 Equity Incentive Plan and the 2021 Plan.
(4)
The weighted average exercise price does not take into account the shares subject to outstanding restricted stock units which settle on a one share for one unit basis.
(5)
Includes 1,510,438 shares available for future issuance under the 2021 ESPP, of which approximately 62,799 shares are issuable with respect to the purchase period in effect as of December 31, 2024, which purchase period ends on May 15, 2025. Pursuant to the terms of our 2021 ESPP, the number of shares to be issued and the price per share is not determined until immediately before the issuance of such shares.

PAY VERSUS PERFORMANCE

The following table sets forth the compensation for Raju Mohan, Ph.D., our principal executive officer (“PEO”), and the average compensation for our named executive officers other than our PEO (“non-PEO NEOs”) for fiscal years 2024, 2023, and 2022 (each a “Covered Year”), both as reported in the Summary Compensation Table and with certain adjustments to reflect the “compensation actually paid” to such individuals, as calculated in accordance with rules adopted by the SEC in August 2022. “Compensation actually paid” does not reflect amounts actually realized by our PEO and Non-PEO NEOs and may be higher or lower than amounts, if any, that are actually realized by such individuals. The table below also provides information for each Covered Year regarding our cumulative total shareholder return and our net income.

Fiscal Year	Summary Compensation Table Total for PEO ($)	Compensation Actually Paid to PEO ($)(1)(2)	Average Summary Compensation Table Total for Non-PEO NEOs ($)(3)(4)	Average Compensation Actually Paid to Non-PEO NEOs ($)(2)(4)	Value of Initial Fixed $100 Investment Based on: Total Shareholder Return ($)(5)	Net Loss ($ Millions)(6)
2024	1,283,015	1,286,177	1,283,585	636,396	11.03	(135.1)
2023	9,411,949	(24,743,458)	3,976,450	(7,474,376)	12.44	(193.0)
2022	3,979,592	28,682,258	4,640,423	15,693,249	165.11	(108.4)
(1)
Compensation actually paid does not mean that our PEO was actually paid those amounts in the listed year, but this is a dollar amount derived from the starting point of summary compensation table total compensation under the methodology prescribed under the SEC’s rules, as shown in the adjustment table below.

Fiscal Year	2024	2023	2022
Summary Compensation Table Total for PEO ($)	1,283,015	9,411,949	3,979,592
Minus Grant Date Fair Value of Equity Awards in Summary Compensation Table ($)	(303,800)	(8,506,656)	(2,989,600)
Plus Year End Fair Value of Equity Awards Granted During Year That are Outstanding and Unvested at Fiscal Year End ($)	257,573	1,314,771	8,430,258
Plus Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	(271,013)	(23,729,772)	12,912,298
Plus Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	—	1,266,017	1,321,412
Plus Change in Fair Value between the Vesting Date and the End of the Prior Year of Equity Awards Granted in Prior Years that Vested in the Year ($)	320,402	(4,499,767)	5,028,298
Minus Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	—	—	—
Compensation Actually Paid to PEO ($)	1,286,177	(24,743,458)	28,682,258
(2)
For purposes of the adjustments to determine “compensation actually paid,” we computed equity values in accordance with FASB ASC Topic 718. A Black-Scholes option pricing model was used in the calculation of the estimated fair value of stock options. This is consistent with the methodology utilized to estimate the grant date fair value of stock option awards granted to employees as set forth in Note 8 to our consolidated financial statements for the year ended December 31, 2024, included in our Annual Report on Form 10-K for the year ended December 31, 2024. Stock option valuations for 2024, 2023, and 2022 assumed an expected life between 3.9 – 6.5 years, a risk-free interest rate between 1.2%—4.9% and an expected dividend yield of 0%. For stock option valuations for 2024, 2023, and 2022 expected volatility ranged from 93.8%—108.6% to align with the updated group of peer companies identified by the compensation committee as of December 31, 2024.
(3)
This figure is the average of the summary compensation table total compensation for the non-CEO NEOs in each listed year. The non-PEO NEOs for the fiscal 2024 year are Matthew Moore, Mark Forman, and Martin Auster. The non-PEO NEOS for the fiscal 2023 year were Christopher Krueger, John Nuss, and William J. Sandborn. The non-PEO NEOs for the fiscal 2022 year were John Nuss, and William J. Sandborn.
(4)
This figure is the average of compensation actually paid for the non-PEO NEOs in each Covered Year. Compensation actually paid does not mean that these NEOs were actually paid those amounts in the listed year, but this is a dollar amount derived from the starting point of summary compensation table total compensation under the methodology prescribed under the SEC’s rules, as shown in the adjustment table below.

Fiscal Year	2024	2023	2022
Average Summary Compensation Table Total for Non-PEO NEOs ($)	1,283,585	3,976,450	4,640,423
Minus Non-PEO NEO Average Grant Date Fair Value of Equity Awards in Summary Compensation Table ($)	(702,367)	(3,251,417)	(3,875,800)
Plus Non-PEO NEO Average Year End Fair Value of Equity Awards Granted During Year That are Outstanding and Unvested at Fiscal Year End ($)	379,800	382,966	11,600,646
Plus Non-PEO NEO Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards ($)	—	(8,499,540)	2,239,728
Plus Non-PEO NEO Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	—	501,073	258,926
Plus Non-PEO NEO Average Year over Year Change in Fair Value between the Vesting Date and the End of the Prior Year of Equity Awards Granted in Prior Years that Vested in the Year ($)	34,893	(583,908)	829,326
Minus Non-PEO NEO Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year ($)	(359,515)	—	—
Average Compensation Actually Paid to Non-PEO NEOs ($)	636,396	(7,474,376)	15,693,249
(5)
Total shareholder return is calculated by assuming that a $100 investment was made at the close of trading on December 31, 2021 and reinvesting all dividends until the last day of each reported fiscal year.
(6)
The dollar amounts reported are the Company’s net income reflected in the Company’s audited financial statements.

Relationship Descriptions

The following graphs illustrate the relationship between compensation actually paid for the Covered Years and (i) our cumulative total shareholder return, and (ii) our net income.

Policies and Practices Relating to the Timing of Equity Awards

Our general practice is to not grant equity awards in anticipation of the release of material nonpublic information or time the release of material nonpublic information for the purpose of affecting the value of executive compensation. Although we do not have a formal policy with respect to the timing of our equity award grants, each of our compensation committee and our board of directors has historically granted equity awards on a consistent annual schedule and may make off cycle awards from time to time on an as-needed basis.

During 2024, we did not grant stock options to our NEOs during the four business days prior to or the one business day following the filing of our periodic reports or the filing or furnishing of a Form 8-K that discloses material nonpublic information.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of the close of business on April 10, 2025 by:

•
each person, or group of affiliated persons, known by us to beneficially own more than 5% of our common stock;
•
each of our named executive officers;
•
each of our directors; and
•
all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the SEC, and thus it represents sole or shared voting or investment power with respect to our securities. Unless otherwise indicated, to our knowledge, the persons or entities identified in the table have sole voting power and sole investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable.

We have based our calculation of the percentage of beneficial ownership on 71,161,201 shares of our common stock outstanding as of the close of business on April 10, 2025. We have deemed shares of our common stock subject to stock options that are currently exercisable or exercisable within 60 days of April 10, 2025 or issuable pursuant to RSUs which are subject to vesting and settlement conditions expected to occur within 60 days of April 10, 2025, to be outstanding and to be beneficially owned by the person holding the stock option or RSU for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the address for each person or entity listed in the table is c/o Ventyx Biosciences, Inc., 12790 El Camino Real, Suite 200, San Diego, CA 92130.

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percentage
Greater than 5% Stockholders:
Bank of America Corporation(1)	4,616,536	6.49%
Entities affiliated with Point72 Asset Management, L.P.(2)	4,400,325	6.18%
Entities affiliated with Citadel Advisors LLC(3)	4,279,553	6.01%
Entities affiliated with New Science Ventures(4)	4,032,213	5.67%
BlackRock, Inc.(5)	3,814,531	5.36%
Raju Mohan, Ph.D.(6)	3,877,337	5.33%
Named Executive Officers and Directors
Raju Mohan, Ph.D.(6)	3,877,337	5.33%
Matthew Moore (7)	95,104	*
Mark Forman, M.D., Ph.D.(8)	8,854	*
Martin Auster, M.D.(9)	24,303	*
Somasundaram Subramaniam, M.B.A.(10)	4,122,975	5.79%
Sheila Gujrathi, M.D.(11)	1,221,072	1.69%
William White, J.D., M.P.P.(12)	209,882	*
Allison Hulme, Ph.D.(13)	84,824	*
Onaiza Cadoret-Manier, M.B.A.(14)	84,824	*
All directors and executive officers as a group (9 persons)(15)	10,884,804	14.49%

* Represents less than 1%.

(1)
Based on information provided by Bank of America Corporation (“Bank of America”) in a Schedule 13G filed with the SEC on February 14, 2025. Bank of America has shared voting and dispositive power with respect to these 4,616,536 shares. Bank of America reports that it is the parent holding company for certain persons or entities that have acquired such shares. Consists of The address of Bank of America, as reported by it in the Schedule 13G, is 100 N Tryon St, Charlotte, NC 28255.
(2)
Based on information provided by the reporting person in a Schedule 13G filed with the SEC on January 29, 2025 by Point72 Asset Management, L.P. (“Point72 Asset Management”), Point72 Capital Advisors, Inc. ("Point72 Capital Advisors Inc.") with respect to Shares held by Point72 Associates, and Steven A. Cohen ("Mr. Cohen") with respect to Shares beneficially owned by Point72 Asset Management and Point72 Capital Advisors Inc. The address of Point72 Asset Management, Point72 Capital Advisors Inc., and Mr. Cohen is 72 Cummings Point Road, Stamford, CT 06902.

(3)
Based on information provided by the reporting person in a Schedule 13G/A filed with the SEC on February 14, 2024 by Citadel Advisors LLC (“Citadel Advisors”), Citadel Advisors Holdings LP (“CAH”), Citadel GP LLC (“CGP”), Citadel Securities LLC (“Citadel Securities”), Citadel Securities Group LP (“CALC4”), Citadel Securities GP LLC (“CSGP”) and Mr. Kenneth Griffin (collectively with Citadel Advisors, CAH, CGP, Citadel Securities, CALC4 and CSGP, the “Citadel Entities”) with respect to the shares owned by Citadel Multi-Strategy Equities Master Fund Ltd. (“CM”), CRBU Holdings LLC (“CRBH”) and Citadel Securities. Citadel Advisors is the portfolio manager for CM. CAH is the sole member of Citadel Advisors. CGP is the general partner of CAH. CALC4 is the non-member manager of CRBH and Citadel Securities. CSGP is the general partner of CALC4. Mr. Griffin is the President and Chief Executive Officer of CGP, and owns a controlling interest in CGP and CSGP. Each of Citadel Advisors LLC, Citadel Advisors Holdings LP and Citadel GP LLC may be deemed to beneficially own 3,481,178 shares. Citadel Securities LLC may be deemed to beneficially own 207,894 shares. Each of Citadel Securities Group LP and Citadel Securities GP LLC may be deemed to beneficially own 798,375 shares. Mr. Kenneth Griffin may be deemed to beneficially own 4,279,553 shares. The address of Citadel CEMF Investments Ltd. is c/o Citadel Enterprise Americas, Southeast Financial Center, 200 S. Biscayne Blvd., Suite 3300, Miami, FL 33131.
(4)
Based on information provided by New Science Ventures in a Schedule 13D/A filed with the SEC on April 1, 2025. Consists of: (i) 1,807,664 shares owned by NSV Investments I, L.P., (ii) 1,381,606 shares owned by NSV Partners, III, L.P., (iii) 434,423 shares owned by New Science Ventures, LLC, and (iv) 408,520 shares owned by NSV Partners II, LLC. Mr. Subramaniam is the majority member and managing member of New Science Ventures, LLC and NSV Partners II, LLC, and may be deemed to share voting and dispositive power over the (i) 434,423 shares owned by New Science Ventures, LLC, and (ii) 408,520 shares owned by NSV Partners II, LLC. Mr. Subramaniam is the majority member and managing member of NSV Partners III GP, LLC, which is the general partner of NSV Partners III, L.P., which is the general partner of NSV Investments I, L.P. Each of Mr. Subramaniam, NSV Partners III GP, LLC, and NSV Partners III, L.P. may be deemed to share voting and dispositive power over the 1,807,664 shares owned by NSV Investments I, L.P. Mr. Subramaniam, NSV Partners III, L.P. and NSV Partners III GP, LLC may be deemed to share voting and dispositive power with NSV Partners III, L.P. over the 1,381,606 shares owned by NSV Partners III, L.P. Accordingly, Mr. Subramaniam has shared voting and dispositive power over 4,032,213 shares. Mr. Subramaniam disclaims beneficial ownership over the shares held by each of the NSV funds, except to the extent of his pecuniary interest therein.
(5)
Based on information provided by BlackRock, Inc. (“BlackRock”) in a Schedule 13G filed with the SEC on January 29, 2024. BlackRock has sole voting power with respect to 3,768,152 shares, shared voting power with respect to none of these shares, sole dispositive power with respect to 3,814,531 of these shares and shared dispositive power with respect to none of these shares. BlackRock reports that it is the parent holding company for certain persons or entities that have acquired such shares, which are listed in Exhibit A to that Schedule 13G. The address of BlackRock, as reported by it in the Schedule 13G, is 50 Hudson Yards, New York, NY 10001.
(6)
Consists of (i) 2,303,540 shares of common stock and (ii) 1,573,797 shares of common stock underlying options held by Dr. Mohan that are exercisable as of April 10, 2025 or that will become exercisable within 60 days after such date.
(7)
Consists of 95,104 shares of common stock underlying options held by Mr. Moore that are exercisable as of April 10, 2025 or that will become exercisable within 60 days after such date.
(8)
Consists of 8,854 shares of common stock underlying options held by Dr. Forman that are exercisable as of April 10, 2025 or that will become exercisable within 60 days after such date.
(9)
Consists of 24,303 shares of common stock held by Dr. Auster.
(10)
Consists of (i) the shares described in note 4 above, and (ii) 90,762 shares of common stock underlying options held by Mr. Subramaniam that are exercisable as of April 10, 2025 or that will become exercisable within 60 days after such date.
(11)
Consists of (i) 130,000 shares of common stock and (ii) 1,091,072 shares of common stock underlying options held by Dr. Gujrathi that are exercisable as of April 10, 2025 or that will become exercisable within 60 days after such date.
(12)
Consists of 209,882 shares of common stock underlying options held by Mr. White that are exercisable as of April 10, 2025 or that will become exercisable within 60 days after such date.
(13)
Consists of 84,824 shares of common stock underlying options held by Dr. Hulme that are exercisable as of April 10, 2025 or that will become exercisable within 60 days after such date.
(14)
Consists of 84,824 shares of common stock underlying options held by Ms. Cadoret-Manier that are exercisable as of April 10, 2025 or that will become exercisable within 60 days after such date.
(15)
Includes (i) 6,932,979 shares of common stock and (ii) 3,951,825 shares of common stock underlying options held by all directors and officers as a group that are exercisable as of April 10, 2025 or that will become exercisable within 60 days after such date.

RELATED PERSON TRANSACTIONS

The following is a description of each transaction since January 1, 2023, and each currently proposed transaction, in which:

•
we have been or are to be a participant;
•
the amount involved exceeded or exceeds $120,000;
•
any of our directors (including director nominees), executive officers, or beneficial holders of more than 5% of any class of our voting securities, or any immediate family member of, or person sharing the household with, any of these individuals or entities, had or will have a direct or indirect material interest.

Director and Officer Indemnification

We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us or will require us to indemnify each director (and in certain cases their related venture capital funds) and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys’ fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person’s services as a director or executive officer.

Our amended and restated certificate of incorporation and our amended and restated bylaws will provide that we will indemnify each of our directors and officers to the fullest extent permitted by the Delaware General Corporation Law. Further, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment under certain circumstances.

Consulting Agreement and Separation Agreement with William Sandborn

On November 22, 2023, in connection with Dr. Sandborn’s transition from President and Chief Medical Officer to Chief Advisory Board Chair, the Company and Dr. Sandborn entered into a consulting agreement and a separation agreement. Pursuant to the separation agreement, Dr. Sandborn was entitled to receive (i) nine (9) months of continued payments of base salary (less applicable withholdings) and (ii) nine (9) months of reimbursement of continued health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or COBRA, provided that Dr. Sandborn validly elected and was eligible to continue coverage under COBRA, for Dr. Sandborn and his family members. Dr. Sandborn was not eligible to receive severance benefits pursuant to our Executive Severance Plan, and Dr. Sandborn’s outstanding and unvested Company stock options and restricted stock unit awards were not accelerated as a result of the separation agreement or the consulting agreement.

Pursuant to the consulting agreement, Dr. Sandborn served as our Clinical Advisory Board Chair and provided related consulting and advisory services until April 14, 2024. Dr. Sandborn’s outstanding stock options and awards of restricted stock units continued to vest pursuant to their original terms while he was providing services under the consulting agreement. The consulting agreement was terminated as of April 14, 2024.

Separation Agreement with Martin Auster

In connection with Dr. Auster’s resignation as Chief Financial Officer, the Company and Dr. Auster entered into a separation agreement, as more fully described in the section titled “Executive Compensation – Employment Arrangements with our Named Executive Officers.”

Executive Chairperson Agreement

See “Board of Directors and Corporate Governance - Director Compensation – Executive Chairperson Agreement” for a description of the May 2021 executive chairperson services agreement between us and Dr. Sheila Gujrathi.

Policies and Procedures for Related Person Transactions

We have adopted a formal, written policy regarding related person transactions. This written policy regarding related person transactions provides that a related person transaction is a transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships, in which we are a participant and in which a related person has, had or will have a direct or indirect material interest and in which the aggregate amount involved exceeds $120,000. For purposes of this policy, a related person means any of our executive officers and directors (including director nominees), in each case at any time since the beginning of our last fiscal year, or holders of more than 5% of any class of our voting securities and any member of the immediate family of, or person sharing the household with, any of the foregoing persons.

Our audit committee has the primary responsibility for reviewing and approving, ratifying or disapproving related person transactions. In determining whether to approve, ratify or disapprove any such transaction, our audit committee will consider, among other factors, (1) whether the transaction is fair to us and on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (2) the extent of the related person’s interest in the transaction, (3) whether there are business reasons for us to enter into such transaction, (4) whether the transaction would impair the independence of any of our outside directors and (5) whether the transaction would present an improper conflict of interest for any of our directors or executive officers.

The policy grants standing pre-approval of certain transactions, including (1) certain compensation arrangements for our directors or executive officers, (2) transactions with another company at which a related person’s only relationship is as a non-executive employee, director or beneficial owner of less than 10% of that company’s shares, provided that the aggregate amount involved does not exceed the greater of $200,000 or 5% of such company’s total annual revenues and the transaction is on terms no less favorable than terms generally available to unaffiliated third parties under the same or similar circumstances, (3) charitable contributions by us to a charitable organization, foundation or university at which a related person’s only relationship is as a non-executive employee or director, provided that the aggregate amount involved does not exceed the greater of $200,000 or 5% of such organization’s total annual receipts, (4) transactions where a related person’s interest arises solely from the ownership of our common stock and all holders of our common stock received the same benefit on a pro rata basis and (5) any indemnification or advancement of expenses made pursuant to our organizational documents or any agreement. In addition to our policy, our audit committee charter provides that our audit committee shall review and approve or disapprove any related person transactions.

OTHER MATTERS

2024 Annual Report

Our financial statements for our fiscal year ended December 31, 2024 are included in our annual report, which we will make available to stockholders at the same time as this proxy statement. Our proxy materials and our annual report are posted on our website at www.proxydocs.com/VTYX and are available from the SEC at its website at www.sec.gov. You may also obtain a copy of our annual report, free of charge, by sending a written request to Ventyx Biosciences, Inc., 12790 El Camino Real, Suite 200, San Diego, CA 92130, Attention: Investor Relations.

Information contained on, or that can be accessed through, our website is not intended to be incorporated by reference into this proxy statement, and references to our website address in this proxy statement are inactive textual references only.

* * *

The board of directors does not know of any other matters to be presented at the annual meeting. If any additional matters are properly presented at the annual meeting, the persons named in the proxy will have discretion to vote the shares of our common stock they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the annual meeting, regardless of the number of shares that you hold. You are, therefore, urged to vote as promptly as possible to ensure your vote is recorded.

THE BOARD OF DIRECTORS

San Diego, California

April 23, 2025

styleIPCP.O. BOX 8016, CARY, NC 27512-9903 Have your ballot ready and please use one of the methods below for easy voting: Your vote matters! Your control numberHave the 12 digit control number located in the box above available when you access the website and follow the instructions. P.O. BOX 8016, CARY, NC 27512-9903 Have your ballot ready and please use one of the methods below for easy voting: Your vote matters! Your control numberHave the 12 digit control number located in the box above available when you access the website and follow the instructions. Ventyx Biosciences, Inc. Annual Meeting of Stockholders For Stockholders of record as of April 10, 2025 Wednesday, June 4, 2025 10:00 AM, Pacific Time Annual Meeting to be held live via the internet - please visit www.proxydocs.com/VTYX for more details. Internet: www.proxypush.com/VTYX • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote Phone: 1-866-839-0208 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions Mail: • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid YOUR VOTE IS IMPORTANT! envelope provided PLEASE VOTE BY: 11:59 PM, Eastern Time, June 3, 2025 This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Raju S. Mohan and Roy Gonzales (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Ventyx Biosciences, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE Copyright © 2025 BetaNXT, Inc. or its affiliates. All Rights Reserved

Ventyx Biosciences, Inc. Annual Meeting of Stockholders Please make your marks like this: THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ON PROPOSALS 1, 2 AND 3 BOARD OF DIRECTORS PROPOSAL YOUR VOTE RECOMMENDS 1. To elect two Class I directors to hold office until our 2028 annual meeting of stockholders and until their respective successors are elected and qualified; FOR WITHHOLD 1.01 Somasundaram Subramaniam, M.B.A. FOR #P2# #P2# 1.02 Sheila Gujrathi, M.D. FOR #P3# #P3# FOR AGAINST ABSTAIN 2. To approve, on an advisory basis, the compensation of the named executive officers identified in FOR #P4# #P4# #P4# the 2024 Summary Compensation Table in the "Executive Compensation" section of the proxy statement (the "Say-on-Pay Vote"). 3. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting FOR #P5# #P5# #P5# firm for our fiscal year ending December 31, 2025. 4. To transact other business that may properly come before the annual meeting or any adjournments or postponements thereof. Authorized Signatures - Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form. Signature (and Title if applicable) Signature (if held jointly)